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Washington, D.C. 20549

SCHEDULE 14A
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2026 Notice of Annual Meeting and Proxy Statement

MORNINGSTAR

A Message from Joe Mansueto & Kunal Kapoor

March 27, 2026

To our fellow shareholders:

We will hold our 2026 annual shareholders’ meeting at 9 a.m. Central time on Thursday, May 7, 2026, in a hybrid format to support participation from all shareholders. As in prior years, the meeting will include time for Q&A with management and our Board. We encourage you to read our proxy statement and annual report and ask that you support the Board’s recommendations to vote in favor of all proposals.

We extend our sincere appreciation to Gail Landis, who is concluding her service on our Board upon reaching mandatory retirement age this year pursuant to our retirement policy. We are grateful for Gail’s many contributions and wish her the very best as she embarks on her next chapter. Please join us in welcoming Anne Bramman, our newest director. Anne brings a wealth of experience and a strong record of leadership that we feel will be invaluable as we look to advance our long-term priorities.

In 2025, in line with our mission to empower investor success, our experienced Board actively oversaw our strategy, compensation practices, and strong governance framework.

Emphasis on Maximizing Long-Term Results.

We continue to prioritize decisions designed to grow intrinsic value. In 2025, this included concentrating investment in areas where we see strategic opportunity to enhance our offerings, such as the acquisition of the Center for Research in Securities Prices, LLC (CRSP) to significantly scale our Morningstar Indexes business, and using AI to expand the reach of our proprietary research, data and insights. We also returned capital to shareholders in 2025, with the repurchase of $787 million in shares and the approval of a new three-year, $1 billion stock repurchase plan in late 2025, as well as paying approximately $77 million in dividends, a nearly 11% increase over 2024. Our Board also approved an almost 10% increase in our planned quarterly dividend rate for 2026.

Pay-For-Performance Alignment.

Our executive compensation program is grounded in pay-for-performance and includes rigorous short- and long-term goals. In 2025, although adjusted revenue and adjusted operating income exceeded targets — driven by strong performance from Morningstar Credit, PitchBook, and Morningstar Direct — we exercised negative discretion to reduce formulaic payouts under our annual bonus plan due to a small number of delayed product deliveries. In addition, stock price underperformance resulted in meaningfully below-target payouts in 2025 under our long-term equity incentive plan.

Sound Governance Practices.

We regularly assess our governance framework against evolving market expectations, regulatory developments, and best practices. In 2025, this led to continued efforts to enhance key policies and procedures, employee training, compliance practices, our enterprise risk management program, and governance around AI.

On behalf of the Board, thank you for your continued support of Morningstar. We look forward to connecting with many of you at our annual shareholders’ meeting.

Sincerely,

Joe Mansueto Executive Chairman	Kunal Kapoor Chief Executive Officer

Morningstar, Inc. 2026 Proxy Statement i

Morningstar, Inc.

Notice of Annual Shareholders’ Meeting

To be held on May 7, 2026

March 27, 2026

Dear Shareholder:

You are invited to attend our 2026 annual shareholders’ meeting, which will be held at 9 a.m., Central time, on Thursday, May 7, 2026 at our corporate headquarters located at 22 W. Washington St., Chicago, Illinois 60602. In order to facilitate participation by all of our shareholders, the annual shareholders’ meeting will also be webcast live.

We are holding the annual shareholders’ meeting for the following purposes:

}	To elect the 10 director nominees listed in the proxy statement to hold office until the next annual shareholders’ meeting and until their respective successors have been elected and qualified.
}	To hold an advisory vote to approve executive compensation.
}	To ratify the appointment of KPMG LLP (KPMG) as our independent registered public accounting firm for 2026.
}	To transact other business that may properly come before the meeting or any adjournment or postponement of the meeting.

We encourage you to read our proxy statement, which follows this notice, for additional information on these proposals.

You may vote at the meeting and any postponements or adjournments of the meeting if you were a shareholder of record as of the close of business on March 9, 2026, the record date for the meeting. To ensure that your vote is recorded, please vote as soon as possible, even if you plan to attend the annual shareholders’ meeting.

We expect to mail a Notice of Internet Availability of Proxy Materials on or about March 27, 2026, containing instructions on how to access our proxy statement, notice of annual shareholders’ meeting, form of proxy and our annual report to shareholders entitled to vote at the annual shareholders’ meeting.

For further details, please refer to the question “How do I vote?” on Page 74. If you have any questions concerning the meeting or the proposals, please contact our Investor Relations department at investors@morningstar.com.

By order of the Board of Directors,

Robyn Koyner

Corporate Secretary

Morningstar, Inc. 2026 Proxy Statement iii

2026 Proxy Statement

Cautionary Statements

This proxy statement contains, and statements made by Morningstar and its representatives at the annual shareholders’ meeting may contain, forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “aim,” “assume,” “committed,” “consider,” “drive,” “ensure,” “goal,” “likely,” “maintain,” “ongoing,” “opportunities,” “target,” “may,” “could,” “expect,” “intend,” “plan,” “seek,” “believe,” “estimate,” “potential,” “prospects,” “continue,” “future,” “should,” “strategy,” “will,” “would,” “is designed to,” or the negative thereof, and similar expressions. These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. We describe risks and uncertainties that could cause actual results and events to differ materially in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of our most recent Forms 10-K and 10-Q. If any of these risks and uncertainties materialize, our future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events, except as may be required by law. You are advised to review any further disclosures we make on related subjects, and about new or additional risks, uncertainties, and assumptions in our filings with the Securities and Exchange Commission (SEC) on Forms 10-K, 10-Q, and 8-K.

Information or documents on our website referred to in this proxy statement are not incorporated by reference into this proxy statement or any other proxy materials.

In addition, this proxy statement references non-GAAP financial measures including, but not limited to, adjusted revenue and adjusted operating income. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. A definition of those non-GAAP financial measures and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure is included in the appendix to this proxy statement.

iv

Morningstar, Inc. 2026 Proxy Statement v

Proxy Statement Summary

This summary highlights key elements of our proxy statement. Before voting, you should review the entire proxy statement along with our 2025 Annual Report.

Annual Shareholders’ Meeting Information

Date: May 7, 2026

Time: 9 a.m. Central time

Record Date: March 9, 2026

Ways to Participate in our Annual Shareholders’ Meeting:

In Person:

Shareholders may attend the annual shareholders’ meeting in person at our corporate headquarters — 22 W. Washington St. Chicago, Illinois 60602

Shareholders will be able to:

}

Vote their shares at the meeting

}

Ask questions during a live Q&A session

Online via Live Webcast:

www.virtualshareholdermeeting.com/MORN2026

Using the link above Shareholders may:

}

View and listen to a live webcast

}

Electronically vote their shares during the meeting

}

Submit written questions during the meeting

Advance Registration:

By registering in advance at shareholders.
morningstar.com/investor-relations you can:

}

View and listen to a live webcast

}

Submit questions during the live Q&A session.

}

Participants electing this option will not be able to vote during the meeting

Even if you plan on attending our meeting on May 7, 2026, please vote as soon as possible before the meeting by:

Internet:

Before the Meeting — Go to www.proxyvote.com. Voting available until 11:59 p.m. ET on May 6, 2026.

During the Meeting — Go to www.virtualshareholdermeeting.com/MORN2026.

Have your Notice of Internet Availability or proxy card in hand when you access the website and follow the instructions.

Phone:

Call +1 800-690-6903 with any touchtone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on May 6, 2026.

Have your proxy card in hand when you call and then follow the instructions.

Mail: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

A webcast replay of the annual shareholders’ meeting will also be archived in the Investor Relations area of our corporate website, shareholders.morningstar.com. For additional information on the annual shareholders’ meeting, please refer to the section titled “Questions and Answers About the Annual Shareholders’ Meeting and the Proxy Materials.”

Morningstar, Inc. 2026 Proxy Statement 1

2026 Proxy Statement

Annual Shareholders’ Meeting Proposals and Board Recommendations

Proposal	Board Recommendation	More Information

Proposal 1: Election of Directors	FOR the election of each of the 10 director nominees listed in this proxy statement	Page 9

Proposal 2: Advisory Vote to Approve Executive Compensation	FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement	Page 64

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2026	Page 65

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment insights in North America, Europe, Australia, and Asia. The Company offers an extensive line of products and services for individual investors, financial advisors, asset managers and owners, retirement plan providers and sponsors, institutional investors in the debt and private capital markets, and alliances and redistributors. Morningstar provides data and research insights on a wide range of investment offerings, including managed investment products, publicly listed companies, private capital markets, debt securities, and real-time global market data. Morningstar also offers investment management services through its investment advisory subsidiaries, with approximately $378 billion in assets under management and advisement as of December 31, 2025. The Company operates through wholly owned subsidiaries in 32 countries. For more information, visit www.morningstar.com/company. Follow Morningstar on LinkedIn @Morningstar.

2025 Financial Snapshot

* Adjusted operating income is a non-GAAP measure. See reconciliation table in the appendix to this proxy statement.

2

Nearly 11,000 Global Colleagues; Subsidiaries in 32 Countries

Australia
Brazil
Canada
Cayman Islands
Chile
China
Cyprus
Denmark
France
Germany
Hong Kong
India
Italy
Japan
Jersey
Luxembourg
Mexico
The Netherlands
New Zealand
Norway
Romania
Singapore
South Africa
South Korea
Spain
Sweden
Switzerland
Taiwan
Thailand
United Arab Emirates
United Kingdom
United States

Morningstar, Inc. 2026 Proxy Statement 3

2026 Proxy Statement

Corporate Governance Highlights

Through active oversight, counseling and guidance, our experienced and engaged Board supports our management team’s efforts to advance Morningstar’s strategies and deliver long-term value to our shareholders.

Our Nominating and Corporate Governance Committee (NCGC) regularly evaluates our governance practices to reflect current trends, regulatory changes, and recognized best practices.

Board Structure and Independence	Board Role in Risk Oversight

}

Substantial majority of directors (+80%) are independent

}

Committee Chairs and all Committee members are independent

}

Regular executive sessions of independent directors (including with business unit and functional area leadership)

}

Directors are not over-committed to additional boards

}

Directors offer to resign upon significant job changes

}

Annual Board and Committee self-evaluations

}

Board reviews risk reports and material enterprise-wide risks at least annually; risk appetite and tolerance statements adopted

}

Board reviews and provides input on strategic plan and approves annual budget

}

Board regularly reviews and engages with management on organizational health and people matters

}

Each Board Committee focuses on risks related to its areas of oversight, including cyber security, data privacy, artificial intelligence (AI), governance, compliance, ethics, compensation and corporate responsibility

Governance Policies	Shareholder Rights

}

Annual election of directors

}

Retirement age policy for directors, with tenure-based exception

}

Significant stock ownership and retention requirement

}

Relevant mix of skills, experiences and backgrounds valued

} Shareholder right to call special meetings } Proxy access } Majority vote standard } Single-class capital structure with equal voting rights } Annual advisory vote on executive compensation

4

Director Nominee Highlights

Our director nominees have the skills, experience and background expected to support the Board’s strategic oversight responsibilities and advance the interests of Morningstar and its shareholders.

Our business and the industry we operate in are dynamic and we offer a variety of products and solutions that serve a wide range of market participants. Morningstar strives to maintain a Board that possesses a combination of skills, professional experience, different backgrounds, and tenure necessary to effectively oversee the Company’s business and advance its long-term strategy. Using this lens, our NCGC regularly reviews the composition and skill sets of our Board members. At the annual shareholders’ meeting, Gail Landis, who has reached mandatory retirement age under the Company’s director retirement policy and has completed more than ten years of service, will not be standing for reelection. The remaining 10 directors currently serving (including Steve Joynt, who has reached the age of 73, but has not yet completed ten years of Board service) are standing for reelection at the annual shareholders’ meeting. The Board has reduced the size of the Board to ten directors, effective upon the conclusion of the annual shareholders’ meeting.

Director Nominee Summary

Name	Age	Director Since	Independent	Committee Memberships

Joe Mansueto	69	1984		None

Kunal Kapoor	50	2017		None

Anne Bramman	58	2026	●	Audit; Compensation

Robin Diamonte	61	2015	●	Audit; NCGC

Cheryl Francis	72	2002	●	Audit (Chair); Compensation

Steve Joynt	74	2019	●	Compensation; NCGC

Steve Kaplan	66	1999	●	Compensation (Chair); NCGC

Bill Lyons	70	2007	●	Compensation; NCGC (Chair)

Doniel Sutton	52	2021	●	Audit; Compensation

Caroline Tsay	44	2017	●	Audit; NCGC

Nominee Composition Snapshot

Morningstar, Inc. 2026 Proxy Statement 5

2026 Proxy Statement

Executive Compensation Highlights

Our executive compensation program is designed to align compensation with long-term value creation while attracting and retaining talented executives.

Morningstar has a strong pay for performance philosophy, with a significant portion of our 2025 target pay mix for our named executive officers (NEOs) performance-based and variable — 92% for the chief executive officer (CEO) and 79% for our other NEOs, on average. As described in more detail in this proxy statement, in 2025 our bonus funding formula resulted in a payout of 115.5%; however, due to a small number of delayed product deliveries, the CEO recommended and the Compensation Committee approved the application of negative discretion to reduce the 2025 payout under our annual incentive plan to 111.4%. Our market stock units (MSUs) earned below-target payouts of 82.0% and 28.8% for awards granted in May 2022 and November 2022, respectively, tied to our 3-year absolute total shareholder return (TSR) performance.

2025 CEO / NEO Compensation Mix(1)

CEO
Compensation
Mix
92%
At Risk

	%
Base Salary	8%
Target Annual Incentive	20%
Target Equity Incentive	72%

NEO
Average(2)
Compensation
Mix
79%
At Risk

	%
Base Salary	21%
Target Annual Incentive	22%
Target Equity Incentive	57%

(1) Stretch PSUs are excluded from these graphs as there is no grant date fair value for the awards given achievement of the performance-based conditions was not deemed probable as of the grant date.

(2) Reflects average target compensation for Michael Holt and Danny Dunn and excludes Kunal Kapoor and Joe Mansueto.

6

People Highlights

At Morningstar, our people are one of our most important assets. We aim to foster an environment where the people who power our mission know their ideas are welcome, their voices are heard, and their contributions are rewarded.

Our human capital management efforts are managed by our chief people officer and implemented with support from leaders across the Company, with oversight from our CEO and Board. The Compensation Committee of our Board approves incentive plan design and performance goals and reviews emerging compensation policies, practices, and potential risks. In addition, human capital management efforts are implemented by leaders across the Company.

We seek to align our employees around Morningstar’s values as we use them to guide our business. This shared set of values is: Champion the Investor; Dream Big, Drive Change; Execution is Everything; Growth Mindset; and One Team.

Our Teams

We believe the collective mix of our different backgrounds and experiences makes us a stronger global firm. Our development of teams helps us understand businesses and markets and engage customers around the world. As a global employer, our goal is to foster inclusive environments that encourage open dialogue, spark creativity, and fuel innovation that may lead to better business outcomes.

As of December 31, 2025, we had 10,973 permanent full-time employees around the world. Approximately 43% of our employees work in India, 29% in the US, 10% in Continental Europe, 7% in Canada, 6% in the UK, and the remainder in Australia, Asia (ex-India), and other regions.

Employee Data

Morningstar’s global turnover remained flat at 17% in 2025. Involuntary turnover increased to 5% in 2025 from 4% in 2024, while voluntary turnover decreased from 13% in 2024 to 12% in 2025.

In addition to tracking and analyzing retention, our organization’s people analytics team actively monitors and shares semi-annual metrics related to the employee experience, including employee satisfaction, intent to stay, discretionary effort, and enablement. We also evaluate perceptions of managers, psychological safety, and overall well-being through surveys, focus groups, and exit interviews.

Based on our average measurement across the year, Morningstar’s overall engagement score increased to 66% from 64% in 2024. Our people and culture team, in partnership with our executive leadership, remain committed to monitoring feedback and implementing changes to support employees.

Morningstar’s efforts to reward and support our colleagues reflect our belief that people are central to our success. We offer a variety of benefits through a total rewards package that supports the financial, physical, emotional, and social well-being of our colleagues. In 2025, we rolled out a peer-to-peer rewards and recognition system designed to reinforce our shared values resulting in over 29,000 individual and team recognitions. In 2025, we enhanced our educational stipend program to further support both the personal and professional development of our employees, allowing colleagues to use up to 50% of the stipend for wellness purposes, such as gym memberships, sports equipment, and nutrition coaching. Since the stipend enhancement, participation in the program has increased to more than 85%.

Morningstar, Inc. 2026 Proxy Statement 7

2026 Proxy Statement

Professional Growth

Morningstar offers a variety of educational and career development programs designed to ensure ongoing growth opportunities and a meaningful set of development experiences for our colleagues across the globe. Notably, we offer our employees annual educational stipends to spend on their choice of professional development resources, while also providing financial support for continuing education and the pursuit of professional certifications. In 2025, 52% of our open roles were filled by internal candidates, demonstrating the value we place on developing, recognizing, and rewarding internal talent.

We also offer learning and growth programs for colleagues at every level within our organization. The Morningstar Development Program (MDP) is our two-year program for recent university graduates and entry-level professionals. Participants start their careers at Morningstar placed into business units that align to their career interests or can opt into a structured rotational experience.

For those more advanced in their careers, Morningstar offers targeted development and learning opportunities. For example, our Manager Academy provides training and development for colleagues who have been newly promoted into manager roles. Similarly, our Leader Academy supports leaders who are guiding others, driving high-impact projects, or shaping business strategy. We also offer high potential programs geared towards select individuals at key inflection points in their career such as our Emerging Leader and High Performer Programs.

8

PROPOSAL 1:

Election of Directors

Our nominees for election as Morningstar directors to hold office until the annual shareholders’ meeting to be held in 2027 and until their successor, if any, is elected and qualified, all of whom are currently directors, include:

}	Eight independent directors, as defined in the applicable rules for companies traded on the Nasdaq Global Select Market (Nasdaq); and
}	Two members of our executive management team, our founder and Executive Chairman, and our CEO.

One current director, Gail Landis, has reached both the mandatory retirement age under our director retirement policy and has served on the Board for more than ten years, and is not standing for re-election. She will cease serving as a director at the 2026 annual shareholders’ meeting. The Board has therefore reduced the size of the Board to ten directors, effective upon the conclusion of the 2026 annual shareholders’ meeting. At the recommendation of the NCGC, the Board nominated each person listed below for election at the annual shareholders’ meeting. Unless proxy cards are otherwise marked, the persons named as proxy holders will vote all proxies received FOR the election of each nominee. If any director nominee is unable or unwilling to stand for election at the time of the annual shareholders’ meeting, the persons named as proxy holders may vote either for a substitute nominee designated by the Board to fill the vacancy or for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. As of the date of this proxy statement, the Board believes that each nominee will be able and willing to serve if elected as a director.

Recommendation of the Board

The Board recommends that you vote FOR the election of each of the following nominees. We describe certain individual qualifications and skills that led the Board to conclude that each person should serve as a director below.

Name	Age	Director Since	Primary or Former Occupation	Independent	Other Public Company Boards

Joe Mansueto	69	1984	Executive Chairman of Morningstar, Inc.

Kunal Kapoor	50	2017	Chief Executive Officer of Morningstar, Inc.

Anne Bramman	58	2026	Senior Advisor at Boston Consulting Group	●	1

Robin Diamonte	61	2015	Chief Investment Officer of RTX Corp.	●

Cheryl Francis	72	2002	Co-Chair of Corporate Leadership Center	●	2

Steve Joynt	74	2019	Former Chief Executive Officer of DBRS	●

Steve Kaplan	66	1999	Neubauer Family Distinguished Service Professor of Entrepreneurship and Finance at The University of Chicago Booth School of Business	●

Bill Lyons	70	2007	Former President and Chief Executive Officer of American Century Companies, Inc.	●

Doniel Sutton	52	2021	Chief People Officer at Pinterest, Inc.	●	1

Caroline Tsay	44	2017	Former Chief Executive Officer of Compute Software, Inc.	●	3

Morningstar, Inc. 2026 Proxy Statement 9

2026 Proxy Statement

Director Nominee Skills and Qualifications

Morningstar seeks to maintain a Board with the skills, experience, backgrounds, and tenures needed to effectively oversee the Company and advance its long-term strategy. Accordingly, our NCGC regularly reviews the composition and skill set of our Board members, evaluating each director and director nominee’s background, knowledge and experience. The NCGC also focuses on maintaining both shorter and longer tenured members on our Board, which can further contribute to a robust dialogue representing a range of perspectives. In January 2026 we appointed Anne Bramman to the Board in anticipation of the upcoming retirement of Gail Landis. The NCGC considers nominations by shareholders using the same criteria.

Director Renomination Process

In connection with renomination decisions each year, our NCGC seeks to critically evaluate individual directors and their contributions to our Board. The NCGC considers a variety of factors when deciding to recommend renomination of a director for election at our annual shareholders’ meeting, including:

}

Whether and the extent to which the director’s judgment, skills, qualifications and experience (including experience gained due to service on our Board or other boards of directors) continue to contribute to the success of our Board and the Company;

}	Feedback from annual Board and Committee self-evaluations;
}	Attendance at, active participation in, and preparation for, Board and Committee meetings and the annual shareholders’ meeting;
}	Independence and any actual or perceived conflicts of interest;
}	Relevant stakeholder feedback;
}	Time commitments, including other board service and affiliations; and
}	Willingness to serve.

Succession Planning and Director Recruitment Process

The NCGC establishes procedures for director nominations and recommends candidates for election to the Board. We did not use a search firm or pay fees to other third parties in 2025 in connection with seeking or evaluating Board candidates. In 2025, in light of upcoming Board vacancies due to the Company’s director retirement policy, the NCGC undertook a thorough and robust recruitment process that culminated in the appointment of Anne Bramman, who was recommended by an independent director for consideration, to the Board in January 2026. As we have additional directors nearing the age and tenure requirements of the Company’s retirement policy in the coming years, the NCGC continues to refine its processes for sourcing and evaluating potential candidates. When considering potential candidates, the NCGC looks to the director qualifications and processes described in this proxy statement with a view toward replacing the experience and key skills of departing directors and adding new areas of expertise that would further support the Board’s oversight of our business and long-term strategies. Consideration of new Board nominee candidates, including with the most recent process involving Anne Bramman, involves a thorough process beginning with a series of discussions involving the NCGC, the full Board and management, development of a recruiting timeline and key milestones, identification of and communication with potential candidates, review of information concerning candidates, and several rounds of interviews with selected candidates.

The NCGC will consider candidates proposed by shareholders using the same criteria it uses for other candidates. A shareholder who is seeking to recommend a prospective nominee for the NCGC’s consideration should submit the candidate’s name and qualifications to our corporate secretary at Morningstar, Inc., 22 W. Washington St., Chicago, Illinois 60602.

10

In addition, our by-laws permit a shareholder, or group of up to 20 shareholders, owning continuously for at least three years, shares of our common stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in our proxy materials director nominees constituting up to the greater of 20% of the Board or two director nominees, provided that the shareholder(s) and nominee(s) satisfy the requirements set forth in our by-laws, which can be found in the Governance section of the Investor Relations page of our corporate website at shareholders.morningstar.com/investor-relations.

Morningstar, Inc. 2026 Proxy Statement 11

2026 Proxy Statement

Board Composition

Our Board nominees have relevant experience, skills and backgrounds to guide, promote and support the Company’s future growth and success.

Board Skills Matrix

We believe that for the Board to effectively guide sustained, long-term success for the Company and its shareholders, it must be composed of individuals with skills in the many disciplines that strengthen our dynamic business. Key attributes and experiences that our Board deems important for our director nominees are summarized below.

Attributes/Experience	Joe Mansueto	Kunal Kapoor	Anne Bramman	Robin Diamonte	Cheryl Francis	Steve Joynt	Steve Kaplan	Bill Lyons	Doniel Sutton	Caroline Tsay

CEO/Leadership	●	●	●	●	●	●		●	●	●

Business Development and Operations	●	●	●	●	●	●	●	●		●

Accounting, Finance and M&A	●	●	●	●	●	●	●	●	●	●

Client Relations and Insights	●	●	●	●		●		●

Governance and Regulatory Compliance	●	●		●	●	●	●	●	●	●

Talent Management and Compensation	●	●	●		●	●	●	●	●	●

Technology	●	●							●	●

Industry Experience:

Asset Management and Advisory	●	●		●	●	●		●

Retirement	●	●		●	●			●

Private Investments	●	●			●	●	●	●

Credit Ratings		●				●		●

12

The following table provides summary information about our director nominees. Directors are elected annually for a 1-year term by a majority of votes cast.

	Joe Mansueto	Kunal Kapoor	Anne Bramman	Robin Diamonte	Cheryl Francis	Steve Joynt	Steve Kaplan	Bill Lyons	Doniel Sutton	Caroline Tsay

Tenure and Independence

Tenure	42	9	<1	11	24	7	27	19	5	9

Independence			●	●	●	●	●	●	●	●

Composition

Audit Committee

Compensation Committee

Nominating and Corporate Governance Committee

 Executive Chairman       Committee Chair       Member

Morningstar, Inc. 2026 Proxy Statement 13

2026 Proxy Statement

Board Nominees

The Board recommends a vote for each director nominee.

The Board believes that the following nominees have the judgement, skills and experience to effectively oversee strategy and constructively challenge management.

Joe Mansueto

Joe Mansueto founded Morningstar in 1984 and became executive chairman in 2017. He has served as chairman since our Company’s inception and as chief executive officer from 1984 to 1996 and from 2000 to 2017. Joe oversaw the Company’s international expansion, growth into new businesses, and development of its valuable intellectual property used throughout the financial industry. Joe is the owner and chairman of Chicago Fire FC, an American professional soccer franchise, as well as a significant investor in several media companies, real estate properties and other ventures. Joe has received several awards for his leadership and influence including from InvestmentNews, MutualFundWire, SmartMoney, and the Tiburon CEO Summit.

Age 69 Director Since: 1984 Board Committees: None

Qualifications

}

Founder and largest shareholder of the Company, with knowledge of all aspects of the business and the financial information industry.

}

Commitment to research integrity and independence.

Education } Master’s degree in business administration from The University of Chicago Booth School of Business. } Bachelor’s degree in business administration from The University of Chicago.

Kunal Kapoor

Kunal Kapoor became CEO of Morningstar in 2017. Prior to that, he served as president from 2015 to 2017, responsible for product development and innovation, sales and marketing, and driving strategic prioritization across the firm. Before becoming president, Kunal was head of global products and client solutions. Since joining Morningstar in 1997, Kunal has also held leadership roles in a number of our divisions, including Data, as well as leadership roles in our research group. He is a member of the board of directors of Wealth Enhancement Group, a privately-owned independent wealth management firm, a member of the Council on Chicago Booth and serves on the boards of several Chicago-based non-profit organizations.

Age 50 Director Since: 2017 Board Committees: None

Qualifications

}

Leadership roles in many of Morningstar’s businesses during a 28-year tenure at the Company.

}

Uniquely able to advise the Board on the opportunities and challenges of managing the Company and its strategy for growth, as well as its day-to-day operations and risks.

Education

}

Master’s degree in business administration from The University of Chicago Booth School of Business.

}

Bachelor’s degree in economics and environmental policy from Monmouth College.

}

Chartered Financial Analyst.

14

Anne Bramman

Anne Bramman was appointed to the Board in January 2026. She currently serves as board director and audit committee chair at McCormick & Company, Inc. From June 2023 to August 2024, she served as chief financial officer (CFO) and chief growth officer for Circana, a consumer analytics platform. From 2017 to 2022, she served as CFO of Nordstrom, Inc., leading digital and financial modernization, capital strategy, and enterprise transformation. Previously, she held CFO roles at Avery Dennison Corporation, Carnival Cruise Line, and L-Brands, Inc. Anne advises clients through Boston Consulting Group and mentors and develops rising finance leaders through various organizations.

Age 58 Director Since: 2026 Board Committees: } Audit } Compensation

Qualifications

}

Valuable perspective and experience as a former CFO of multiple public companies.

}

Actively mentors and develops rising finance leaders through various organizations.

}

Currently serves as a board director and audit committee chair of another public company.

Education } Master’s degree in business administration from the University of California, Los Angeles. } Bachelor’s degree in business administration from Texas Christian University.

Robin Diamonte

Robin Diamonte was appointed to the Board in December 2015. She served as the chief investment officer of RTX Corp., the aerospace defense company formed in 2020 from the merger of Raytheon Corporation and the United Technologies Corporation aerospace business until her retirement in March 2026. Robin previously served as vice president and chief investment officer at United Technologies Corporation since 2004. Before joining United Technologies Corporation, she held several positions during her 13-year tenure at Verizon Investment Management Corporation, the asset management arm of Verizon Communications Inc., rising from research analyst to managing director. In 2013, Robin was appointed by President Obama and served as a member and chair of the Advisory Committee for the Pension Benefit Guaranty Corporation for six years. Robin currently serves on the board for the Committee on Investment of Employee Benefit Assets (CIEBA), representing more than 100 of the country’s largest private sector retirement funds on fiduciary and investment issues in Washington. In 2023, she received a Lifetime achievement award from With Intelligence, was named one of Pension and Investments Most Influential Woman in Investing, was inducted into the Chief Investment Officer Hall of Fame in 2024, and is on the Power 100 list of CIO allocators.

Age 61 Director Since: 2015 Board Committees: } Audit } NCGC

Qualifications

}

Extensive experience in the retirement industry as a chief investment officer overseeing over $115 billion in global retirement assets.

}

Unique perspective as a customer of Morningstar products and research for over 25 years since she first started as an investment analyst with Verizon in 1994.

Education } Master’s degree in business administration from the University of New Haven. } Bachelor’s degree in electrical engineering from the University of New Haven.

Morningstar, Inc. 2026 Proxy Statement 15

2026 Proxy Statement

Cheryl Francis

Cheryl Francis was elected to the Board in July 2002. She has been co-chair of Corporate Leadership Center, a not-for-profit organization focused on developing tomorrow’s business leaders, since August 2008, and was vice-chair from October 2002 to August 2008. She has been an independent business and financial advisor since 2000. From 1995 to 2000, she served as executive vice president and chief financial officer of R.R. Donnelley & Sons Company, a print media company. Prior to her role at R.R. Donnelley, Cheryl held several positions on the management team of FMC Corporation including corporate treasurer, and served as chief financial officer of FMC Gold, a public company. Cheryl was an adjunct professor for the University of Chicago Graduate School of Business from 1991 to 1993. She currently serves as a member of the board of directors of HNI Corporation and Aon plc.

Age 72 Director Since: 2002 Board Committees: } Audit (Chair) } Compensation

Qualifications

}

Valuable perspective as an independent business and financial advisor and previously CFO of a public company.

}

Runs a leadership organization that engages with senior executives, CEOs, and leading academics on current business topics.

}

Currently serves on two other public company boards and prior public company board experience.

Education } Master’s degree in business administration from The University of Chicago Booth School of Business. } Bachelor’s degree from Cornell University.

Steve Joynt

Steve Joynt was appointed to the Board in December 2019. He served as chief executive officer of DBRS, the global credit ratings agency acquired by Morningstar, from 2016 to 2019. Prior to that, he spent more than 20 years at the global credit ratings agency Fitch Group in a variety of roles, including as chief executive officer from 2002 to 2012. Earlier in his career, Steve spent 12 years at Standard & Poor’s in a variety of analytical roles, culminating in the role of managing director of U.S. structured finance.

Age 74 Director Since: 2019 Board Committees: } Compensation } NCGC

Qualifications

}

Over 40 years in leadership roles in the credit ratings industry, with excellent understanding of fixed income securities, including sovereign, corporate, asset backed, and structured credits.

}

Valuable operating experience as CEO of a regulated company.

Education } Bachelor’s degree in business administration from the University of Arizona.

16

Steve Kaplan

Steve Kaplan served as a member of our advisory board beginning in 1998 and was elected to the Board in August 1999. Since 1988, he has been a professor at The University of Chicago Booth School of Business where he currently is the Neubauer Family Distinguished Service Professor of Entrepreneurship and Finance and the Kessenich E.P. Faculty Director at the Polsky Center for Entrepreneurship and Innovation. Steve serves as a research associate at the National Bureau of Economic Research. Having previously served on the boards of directors of public and private companies, Steve has experience developing and advising executive talent. Steve currently sits on the investment committee of NextGen Growth Partners, a private equity firm that partners with entrepreneurial talent to invest in, operate and grow lower middle market business and serves as a director of Illinois Venture Capital Association.

Age 66 Director Since: 1999 Board Committees: } Compensation (Chair) } NCGC

Qualifications

}

Extensive background on issues in private equity, venture capital, entrepreneurial finance, corporate governance, executive talent, and corporate finance.

}

Guidance and analysis of both organic growth opportunities and potential acquisitions.

}

Prior public and private company board experience.

Education } Ph.D. in business economics from Harvard University. } Bachelor’s degree in applied mathematics and economics from Harvard College.

Bill Lyons

Bill Lyons was appointed to the Board in September 2007. He served as president and chief executive officer of American Century Companies, Inc., an investment management company, from September 2000 until his retirement in March 2007. From 1987 to 2000, he served in other capacities at American Century Companies, Inc., including as general counsel, chief operating officer, and president. During his time at American Century, he served on the board of the Investment Company Institute in Washington, D.C. and was appointed to several special task forces that developed best practices for mutual fund governance. He is active in civic and non-profit organizations in the greater Kansas City area, including current service on three non-profit boards and four investment committees overseeing endowment and foundation assets. He previously served as a member of the board of directors of NIC, Inc. and The Nasdaq Stock Market, LLC.

Age 70 Director Since: 2007 Board Committees: } Compensation } NCGC (Chair)

Qualifications

}

Extensive experience in the mutual fund industry with unique insights and a keen perspective on our customers’ priorities and challenges.

}

Business acumen and corporate governance mindset as the former chief executive officer of a private investment management company. Extensive experience in active investment management and investment process oversight.

Education } Juris doctor degree from Northwestern University School of Law. } Bachelor’s degree in history from Yale University.

Morningstar, Inc. 2026 Proxy Statement 17

2026 Proxy Statement

Doniel Sutton

Doniel Sutton was elected to the Board in May 2021. She has been chief people officer of Pinterest, Inc. an image sharing and social media platform, since February 2024. From August 2022 to October 2023, she served as chief people officer at Alteryx, a company that provides data analytics software. From September 2020 to July 2022, Doniel served as chief people officer at Fastly, Inc., a leading global provider of edge cloud platform services. From March 2017 to April 2019, she served as Senior Vice President, Head of People at PayPal Holdings Inc., a global payments and technology company, and worked in other leadership capacities within the human resources group during her seven-year tenure at the company. From August 1997 to September 2011, she held a variety of senior human resource leadership positions with Prudential Financial, Bank of America Corporation and Honeywell International. Doniel currently serves as a member of the board of directors of Ross Stores, Inc., and is a member of the board of trustees of Justice and Joy National Collaborative.

Age 52 Director Since: 2021 Board Committees: } Audit } Compensation

Qualifications

}

Wealth of experience in human capital management and culture, global business expansions and large-scale mergers, acquisitions, and business integrations.

}

Experience in rapidly growing technology companies providing insights into strategies supporting innovation, scale, and growth.

}

Currently serves on the board of another public company.

Education

}

Master’s degree in business administration in human resources management from the University of Illinois at Urbana-Champaign.

}

Bachelor’s degree in finance from the University of Illinois at Urbana-Champaign.

Caroline Tsay

Caroline Tsay was elected to the Board in May 2017. She served as chief executive officer of Compute Software, Inc., an AI cloud optimization company, from January 2017 to November 2022. From March 2013 to December 2016, she served as vice president and general manager of software at Hewlett Packard Enterprise Company, an information technology company. From April 2007 to March 2013, she held several product leadership positions across the consumer search, e-commerce, and advertising businesses at Yahoo! Inc., a digital media company. Caroline remains active in the technology industry as an investor in venture capital funds and serves as an advisor to venture capital backed companies. Caroline currently serves on the board of directors of The Coca-Cola Company, NiCE Ltd., and Semrush Holdings, Inc., and formerly served as a member of the board of directors of Rosetta Stone Inc. and Travelzoo Inc.

Age 44 Director Since: 2017 Board Committees: } Audit } NCGC

Qualifications

}

Background in technology as well as significant leadership and management experience.

}

Expertise in the areas of consumer internet and enterprise software product development, engineering, marketing, and sales, providing insight relevant to organic and inorganic growth.

}

Currently serves on three other public company boards.

Education } Master’s degree in management science and engineering from Stanford University. } Bachelor’s degree in computer science from Stanford University.

18

Corporate Governance

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to guide the Board in advancing its objective to enhance long-term shareholder value. The NCGC is responsible for overseeing the Corporate Governance Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. The guidelines are located in the Investor Relations area of our corporate website at shareholders.morningstar.com/investor-relations in the Governance section.

Pursuant to the retirement policy included in our Corporate Governance Guidelines, our mandatory retirement age for directors is 73, which only becomes applicable after a director completes ten years of service as a director on the Board. Gail Landis has reached retirement age under the policy and, with 13 years of Board service, will not stand for re-election at the 2026 annual shareholders’ meeting. We continue to evaluate our Board members and regularly evaluate and discuss ongoing board refreshment to support the future success of our business and represent shareholder interests through the exercise of sound judgment and a balance of different skills, qualifications and experiences. In January 2026, this process culminated in the appointment of Anne Bramman to the Board. Among other matters, the Corporate Governance Guidelines include the following items concerning the Board:

Board Size: The Board believes that a board size between 7 to 12 directors is an appropriate size based on our current circumstances. The Board periodically reviews the size of the Board to determine whether a larger or smaller slate of directors would be preferable.	✓ Board currently consists of 11 members. The Board has reduced the size of the Board to ten directors, effective upon the conclusion of the annual shareholders’ meeting.

Board Vacancies: The Board is authorized to fill vacancies on the Board. Directors appointed by the Board to fill vacancies serve until the next annual shareholders’ meeting at which directors are to be elected.	✓ Board filled one vacancy since the last annual shareholders’ meeting. The Board has reduced the size of the Board to 10 directors, effective upon the conclusion of the annual shareholders’ meeting.

Board Independence: The Board believes that, except during periods of temporary vacancies, a substantial majority of its directors must be independent. In assessing director independence, the Board applies the relevant Nasdaq requirements and applicable law and regulations.	✓ Currently 82% of the Board are independent directors. At the conclusion of the annual shareholders’ meeting 80% of the Board will be independent directors.

Board Refreshment: The Board believes that continued refreshment of its membership supports the introduction of new perspectives and allows the Board to evolve with the business. In this regard, the NCGC and the Board consider, among other factors, each director’s or nominee’s tenure and openness to new ideas when evaluating candidates for nomination or renomination. We have established a robust process to evaluate upcoming retirements and will seek to nominate new directors who have the background, skills and expertise to support our current business and long-term strategies.

✓

Since 2017, we have added five new directors, including Anne Bramman in 2026, who have brought valuable and varied experience in distinct and critical areas. Regular NCGC and Board discussions consider refreshment needs.

Morningstar, Inc. 2026 Proxy Statement 19

2026 Proxy Statement

Retirement Age: No individual is eligible to stand for election or re-election to the Board upon attaining the age of 73 unless that individual has not completed ten years of service as a director.

✓

Gail Landis, 73, is not standing for re-election in 2026. Our Board currently has an average age of 62.6 years. Following the annual shareholders’ meeting, assuming all nominees are elected, the average age of our directors is expected to be 61.6.

Overboarding Policy: Directors who are currently serving as a chief executive officer or other executive officer of a public company may serve on no more than three public company boards, including Morningstar’s Board. Directors who do not currently serve as the chief executive officer or other executive officer of a public company may serve on no more than four public company boards, including Morningstar’s Board.	✓ None of the current directors serve on more than three other public company boards.

Offer to Resign Upon Change in Circumstances: Any director who discontinues his or her present employment, or who materially changes his or her position, promptly tenders a written offer of resignation to the Board. The NCGC then evaluates whether the Board should accept the resignation based on a review of whether the director continues to satisfy the Board’s membership criteria in light of his or her changed circumstances.

✓

Since the last annual shareholders’ meeting, Robin Diamonte announced her intention to retire from her position as chief investment officer of RTX Corp. in March 2026 and offered to resign from the Board, which was not accepted.

20

Key Governance and Ethics Policies
We have adopted a Code of Ethics which applies to our employees and directors, as well as other material firm-wide governance and ethics policies, which are reviewed on an annual basis. The Code of Ethics is reviewed periodically by the NCGC, and on an annual basis by members of our management team and the full Board as part of its oversight of key risks and compliance practices, and we consider input on the Code of Ethics from key stakeholders to maintain relevance for the organization.
Effective June 2025, our Board adopted amendments to the Code of Ethics, including amendments to sections covering the Company’s policies on Accounting Standards, Personal Relationships in the Workplace, Economic Sanctions Compliance and Export Controls, among other changes. The Company also amended its policy on Outside Business Activities in the Code of Ethics to reflect a new approval procedure and a new standalone policy. We intend to include on our website any amendments to, or waivers from, a provision of the Code of Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, or controller that relates to any element of the Code of Ethics definition contained in Item 406(b) of Regulation S-K.
The Company has adopted an Insider Trading Policy that governs the purchase, sale, and other dispositions of our securities. The policy applies to members of the Company’s board of directors, employees (including executive officers, employees of Morningstar subsidiaries, and temporary workers) and consultants and contractors of Morningstar and its subsidiaries as well as their respective immediate family members. We believe that this policy is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and listing standards. From time to time, the Company engages in transactions in its own securities. It is our policy to conduct such transactions in compliance with all applicable federal and state securities laws. A copy of our Insider Trading Policy, which was updated effective June 2025 to provide additional detail on the timing of quarterly earnings blackout periods, and restrictions on standing orders, among other changes, is filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the year ended December 31, 2025.
We have posted our Code of Ethics and other significant governance documents in the Investor Relations area of our corporate website at shareholders.morningstar.com/investor-relations in the Governance section.

Morningstar, Inc. 2026 Proxy Statement 21

2026 Proxy Statement

Director Independence

The Board believes that a substantial majority of its members should be independent. The Board also believes that it is useful and appropriate for key members of management, including the CEO and Executive Chairman, to serve as directors. Our standing Board Committees, the Audit Committee, the Compensation Committee, and the NCGC, are composed entirely of and led by independent directors. We believe this structure supports effective oversight and contributes to our strong corporate governance framework.

To qualify as independent under the Nasdaq listing rules, a director must satisfy a two-part standard. First, the director must not fall within any of several categories that would result in the director automatically being disqualified from being deemed independent. Second, a director will not be considered independent unless the Board affirmatively determines that, in its opinion, the director has no direct or indirect relationship with the Company that would interfere with the exercise of independent judgment in fulfilling the duties and responsibilities of a director.

The Board has determined that each of our director nominees is independent under the Nasdaq listing rules, other than Joe Mansueto and Kunal Kapoor who are members of our senior management team and NEOs.

In making this determination, the Board reviewed and discussed information provided by the directors regarding each director nominee’s business and personal activities (as they relate to the Company and otherwise), together with all other facts and circumstances that our Board deemed relevant to this independence assessment. The Board considered ordinary course or immaterial transactions between the Company and organizations where the directors or their immediate family members are employed in a non-executive officer capacity or serve as directors. The Board also considered a charitable contribution of $35 million to be paid over time by Joe Mansueto to support the creation of an institute to advance urban scholarship and education at and other contributions to The University of Chicago, where Steve Kaplan is a professor. Additionally, the Board considered the Company’s recent acquisition of the Center for Research in Security Prices, LLC from The University of Chicago. The Board found nothing in these relationships, contributions, or transactions to be contrary to the independence standards contained in Nasdaq’s requirements and the Company’s Corporate Governance Guidelines.

The Board has determined that each member of the Audit Committee qualifies as independent in accordance with Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act) and Nasdaq rules for members of audit committees. Furthermore, the Board has also determined that each Audit Committee member has sufficient knowledge to read and understand the Company’s financial statements and to serve on the Audit Committee. Additionally, the Board has determined that Cheryl Francis, Chair of the Audit Committee, and Anne Bramman, Audit Committee member, each qualify as audit committee financial experts under the relevant Securities and Exchange Commission (SEC) and Nasdaq rules. These designations are related to Cheryl’s and Anne’s experiences and understanding with respect to certain accounting and auditing matters and their prior experience as chief financial officers of US public companies. Cheryl’s and Anne’s designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations, or liabilities of any member of the Audit Committee or the Board.

The Board has determined that each member of the Compensation Committee qualifies as independent under the rules established by Nasdaq for members of compensation committees.

There are no family relationships among any of our directors, director nominees or executive officers.

22

Board Responsibilities and Structure

The Board is primarily responsible for providing oversight, guidance, and strategic direction to our management team to advance the long-term interests of the Company and our shareholders.

Morningstar, Inc. 2026 Proxy Statement 23

2026 Proxy Statement

Board Leadership Structure

The CEO and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board for certain corporate actions.

The Board is responsible for determining the respective roles of the Chairman and CEO. Joe Mansueto has served as Chairman since the Company’s inception and served as CEO of the Company from 1984 to 1996 and again from 2000 to early 2017. In his current role as Executive Chairman, Joe focuses on strategy, capital allocation, advising our executive leadership team, and leading the Board. Kunal Kapoor has served as CEO and a director since January 2017 and focuses on the day-to-day management of the Company, implementing strategy, and driving growth of our businesses. The Board believes that the current leadership structure, combining Joe’s extensive institutional knowledge as the Company’s founder and largest shareholder with Kunal’s deep experience and expertise managing our day-to-day operations, supports the Company’s long-term success.

The Board has not designated a lead director; however, the independent directors select a lead director among themselves for specific matters when appropriate. The Company’s independent directors meet in executive session, without management directors or other members of management present, at each regular Board and each Committee meeting. The Chair of the NCGC works closely with the Executive Chairman to develop the agenda for each Board meeting and provides input on areas of focus and form of materials presented to the Board. The Chair of the NCGC also serves as a liaison between the Chairman and the independent directors and leads the annual Board self-evaluation process, including related discussions, and is available to meet individually with directors to discuss evaluation-related topics. Any director may (i) raise at any Board meeting additional items that are not on the agenda for the meeting; and (ii) call a special meeting of the Board.

The Board has delegated certain responsibilities and authority to its standing Committees, as described below. Each Committee Chair is responsible for setting the agenda for their respective Committee meetings, and for reviewing and providing feedback on the areas of focus and the form of materials presented. The Committee Chair takes into account whether their Committee is appropriately carrying out its core responsibilities and focusing on the key issues facing the Company, as applicable. Each Committee Chair engages with relevant members of management and subject matter experts in advance of each Committee meeting. The Committees report on their activities and actions to the full Board at each regular Board meeting. Directors also have access to Company employees outside of Board and Committee meetings.

Attendance at Board, Committee, and Annual Shareholders’ Meetings

The Board and its Committees meet throughout the year on a set schedule. From time to time as appropriate, the Board and its Committees also hold special meetings and may act by written consent. The Board held five meetings in 2025. We expect each director to attend each meeting of the Board and the Committees on which they serve as well as the annual shareholders’ meeting. In 2025, each then-serving director attended at least 75% of the meetings of the Board and the Committees on which they served. Each of the directors standing for reelection, except for Anne Bramman who was elected to the Board in January 2026, attended our 2025 annual shareholders’ meeting.

Executive Sessions

Independent directors meet in executive session at every regularly scheduled Board meeting, and otherwise as needed, to support candid discussion. They select one of their members to lead these sessions and may invite the Chairman, CEO, business unit and functional area leadership, employees, or external advisors when appropriate. Committee agendas also provide for separate executive sessions of independent directors, led by the respective Committee Chair. We believe this structure promotes open dialogue and effective Board oversight.

24

Board Committees and Charters

The Board currently has three standing Committees (Audit, Compensation, and NCGC) and appoints the members to each of these committees. Each member of each of the committees is independent under applicable Nasdaq and SEC rules. Each Board Committee has a written charter reviewed annually by the respective Committee and approved by the Board. Copies of the charters are available in the Investor Relations area of our corporate website at shareholders.morningstar.com/investor-relations in the Governance section. The table below shows the members of each Committee as of the date of this proxy statement, and the number of meetings held by each Committee during 2025.

Director	Audit	Compensation	Nominating and Corporate Governance

Joe Mansueto

Kunal Kapoor

Anne Bramman

Robin Diamonte

Cheryl Francis

Steve Joynt

Steve Kaplan

Gail Landis

Bill Lyons

Doniel Sutton

Caroline Tsay

2025 Meetings	8	4	4

Chair      Member

Morningstar, Inc. 2026 Proxy Statement 25

2026 Proxy Statement

Audit Committee

Members: Cheryl Francis (Chair) Anne Bramman Robin Diamonte Gail Landis Doniel Sutton Caroline Tsay

Meetings Held in 2025: 8

}

All current members are independent within the meaning of the SEC and Nasdaq standards for independence for directors and audit committee members.

}

All current members satisfy Nasdaq financial literacy requirements, having accounting or other relevant management expertise to read and understand the Company’s financial statements, and Cheryl Francis and Anne Bramman have each been designated as an “audit committee financial expert” as defined by SEC and Nasdaq rules.

Primary Responsibilities:

}

Oversee the integrity of the Company’s financial statements.

}

Oversee the Company’s internal control over financial reporting and disclosure controls and procedures.

}

Appoint and determine the compensation of the independent auditor.

}

Pre-approve audit and permitted non-audit engagement fees and terms of the independent auditor.

}

Evaluate the qualifications, performance, and independence of the independent auditor, including obtaining a report of the independent auditor describing the firm’s internal quality control procedures and any material issues raised by the most recent internal quality control review or Public Company Accounting Oversight Board inspection.

}

Discuss with management and the independent auditor the annual audited and quarterly unaudited financial statements included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

}

Discuss earnings releases and supplemental financial information.

}

Review and approve, ratify, or reject transactions pursuant to the Company’s related party transaction policy and procedures.

}

Review and reassess the adequacy of the Company’s related party transaction policy and procedures and recommend any changes to the Board.

}

Review and evaluate the audit plan, performance, and responsibilities of the Company’s internal audit function, called Global Audit and Assurance.

}

Review any significant ongoing internal audit activities with appropriate Company personnel.

}

Review and approve changes to the Morningstar Fraud and Abuse Policy.

}

Review with management and the independent auditor the adequacy of the Company’s internal accounting controls, the Company’s financial, auditing, and accounting organizations and personnel, and the Company’s policies and compliance procedures with respect to business practices.

}

Discuss the Company’s major financial, product, technology, business continuity, artificial intelligence, data privacy, and cybersecurity risk exposures and the steps management has taken to monitor and control these exposures.

}

Discuss with management and the independent registered public accounting firm any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

}

Discuss legal, regulatory, and compliance matters that may have a material impact on the financial statements with the Company’s Chief Legal Officer.

}

Annually, or as frequently as appropriate, review any arrangement in which an employee or Board member pledges Company shares as collateral or holds such shares in a margin account, that could pose a significant risk to the Company or its shareholders.

}

Annually meet in executive session with the Chief Information Security Officer and review performance of information security function.

}

Establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

}

Annually review and reassess the adequacy of the Audit Committee Charter and recommend changes to the Board.

}

Prepare and review with the Board an annual performance evaluation of the Committee in fulfilling the duties of the Audit Committee Charter and set goals and objectives of the Committee for the upcoming year.

26

Compensation Committee

Members: Steve Kaplan (Chair) Anne Bramman Cheryl Francis Steve Joynt Bill Lyons Doniel Sutton

Meetings Held in 2025: 4

}

All members are independent within the meaning of the Nasdaq standards of independence for directors and compensation committee members.

}

All members qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Primary Responsibilities:

}

Annually review and approve the corporate goals, objectives, performance metrics, and targets relevant to the CEO’s compensation and annually evaluate the CEO’s performance with respect to such goals and objectives.

}

Determine and approve the terms and grant of the compensation paid to the CEO.

}

Annually review and approve the evaluation process and compensation structure for the Company’s executive officers as recommended by the CEO for executive officers other than the CEO. Review the performance of the Company’s executive officers and approve the terms and grant of their compensation.

}

Oversee the administration of the Company’s compensation plans, incentive plans and equity-based plans (including the Morningstar Incentive Plan and the Company’s equity incentive plans), and oversee compliance, interpret plan guidelines, and determine equity grants to employees, in a manner consistent with the terms of such plans.

}

Oversee the administration of the Company’s employee benefit plans, including the Company’s 401(k) plan.

}

Make annual grants to non-employee directors and review non-employee director compensation and how those practices compare with those of comparable public corporations and recommend changes to the Board, when appropriate.

}

Review and recommend to the Board for approval compensation plans and amendments to existing compensation plans consistent with the Company’s compensation philosophy to attract, retain, motivate, and appropriately reward employees.

}

Review and approve compensation policies (for example recoupment policies) and programs, and amendments to existing policies and programs for executive officers and other employees, consistent with the Company’s compensation philosophy and applicable laws.

}

Oversee the Company’s compliance with SEC rules and regulations regarding any “say on pay” or other shareholder votes regarding the Company’s compensation programs and review the results of any such votes or other shareholder engagement.

}

Review periodically emerging compensation and benefit trends, best practices, and regulatory developments applicable to the Company, and report and make recommendations to the Board regarding such developments, as appropriate.

}

Review and discuss with management the Company’s “Compensation Discussion and Analysis” disclosure, including the Company’s compensation peer group and prepare and approve the “Compensation Committee Report” for inclusion in the Company’s annual proxy statement.

}

Review the Company’s compensation policies and practices and assess whether such policies and practices are reasonably likely to encourage risk taking that could have a material adverse effect on the Company.

}

Annually review and reassess the adequacy of the Compensation Committee Charter and recommend changes to the Board.

}

Prepare and review with the Board an annual performance evaluation of the Committee in fulfilling the duties of the Compensation Committee Charter, identify opportunities for improved effectiveness, and set goals and objectives of the Committee for the upcoming year.

Morningstar, Inc. 2026 Proxy Statement 27

2026 Proxy Statement

Nominating and Corporate Governance Committee

Members: Bill Lyons (Chair) Robin Diamonte Steve Joynt Steve Kaplan Gail Landis Caroline Tsay	Meetings Held in 2025: 4 } All members are independent within the meaning of the Nasdaq standards of independence for directors.

Primary Responsibilities:

}

Annually review and assess the qualifications of, approve, and recommend to the Board those persons to be nominated for membership on the Board who shall be submitted to the shareholders for election at each annual shareholders’ meeting and those persons nominated to fill vacancies on the Board and newly created directorships in connection with an increase in the size of the Board.

}

Identify and consider potential director candidates in the event of a vacancy or increase in the size of the Board and make recommendations to the Board regarding the criteria for directors.

}

Review and make recommendations to the Board regarding the appropriate size, performance, composition, duties, and responsibilities of the Board and its Committees.

}

Review and recommend to the Board tenure and retirement policies and actions taken in response to a resignation offer from any director with a significant job change for non-employee directors.

}

Monitor compliance by directors, the CEO, and other executive officers with the Company’s stock ownership and retention guidelines.

}

Review potential conflicts of interest of prospective and current directors, including whether such prospective or current director may vote on any issue as to which there may be a conflict.

}

Review and make recommendations to the Board regarding director independence determinations with respect to continuing directors and potential director candidates.

}

Review and make recommendations to the Board regarding the function, structure, and operation of the Board and the orientation and continuing education of directors.

}

Lead the Board’s annual review of, and make recommendations to the Board regarding, succession planning for the CEO.

}

Review the Company’s material governance and ethics policies, and the framework for compliance therewith, and consider any applicable requests for waivers or interpretations of such policies.

}

Review and make recommendations to the Board regarding management’s response to shareholder proposals properly submitted to the Company.

}

Review matters related to the Company’s annual shareholders’ meeting.

}

Review emerging corporate governance trends, best practices, and regulatory developments applicable to the Company and make recommendations to the Board regarding such developments, as appropriate.

}

Oversee risks related to the Company’s governance structure, policies, and processes.

}

Assist the Board in its oversight of corporate governance and communication of topics related thereto, including business ethics, governance policies, and organizational framework.

}

Review the CEO’s corporate goals and objectives and monitor performance toward such goals.

}

Regularly engage with the Company’s legal, compliance, and government relations teams on current and pending regulations and compliance efforts.

}

Obtain reports from management on Morningstar and its subsidiaries’ compliance with applicable laws and regulations and advise the Board on the Company’s related compliance policies and procedures.

}

Oversee compliance with the listing standards of The Nasdaq Stock Market and make any recommendations to the Board.

}

Annually review and reassess the adequacy of the Charter of the NCGC and recommend any changes to the Board.

}

Prepare and review with the Board an annual performance evaluation of the Committee in fulfilling the duties of the NCGC Charter, set goals and objectives of the Committee for the upcoming year and identify opportunities for improved effectiveness.

28

Annual Board and Committee Evaluation Process

} The NCGC annually considers the board and committee evaluation process, including the evaluation method, aimed at soliciting constructive feedback on the performance of the Board and its Committees.

}

In 2025, as in prior years, the Board, the Audit Committee, the Compensation Committee, and the NCGC each conducted an annual self-evaluation through a written questionnaire. All questionnaires include open-ended questions to solicit direct feedback.

}

In addition, the NCGC Chair offers to conduct interviews with each independent director to discuss individual Board member feedback.

}

Directors’ responses to the questionnaires are aggregated without attribution and shared with the full Board and the applicable Committees. All responses, including written comments, are provided for consideration.

}

The Board, the Audit Committee, the Compensation Committee, and the NCGC each discuss their respective results.

}

Following the Committee-level discussions, all evaluation results and feedback, including those from any one-on-one interviews, are discussed with the full Board.

}

The Board takes specific actions to incorporate feedback received, including making any appropriate changes to Board- and Committee-related practices.

Engagement With Management and Other Stakeholders

Engagement beyond the boardroom provides our directors with additional insights into our business and industry, as well as valuable perspectives on performance and opportunities for future growth. Examples of the ways in which the Board contributes meaningfully to Morningstar’s success outside of the preparation for, and attendance at, regular and special meetings include the following:

}	Strategy Day: Each year we convene a strategy day bringing together our Board with Morningstar’s executive leadership team to discuss challenges and opportunities facing the business.
}	Stakeholder Engagement: Our directors maintain relationships with key stakeholders, including employees, customers, suppliers, industry associations, and communities.
}

Press and Media Information: Our directors receive frequent updates on significant developments and informational packages including press coverage and events that relate to Morningstar’s business, people, and industry.

}

Product Demos and Deep Dives: In-depth sessions, thematic workshops, desktop exercises and topical roundtables are provided to Board members giving detailed background on Morningstar’s products and services and practices, facilitating real-time feedback on key initiatives.

}

Talent Development: Our directors spend time with employees and managers throughout the organizational structure, sharing insights and experiences as a development and retention tool, seeking to further reinforce Morningstar’s culture across the organization.

Shareholder Engagement

Our approach to shareholder engagement is characterized by consistent standards, regular communication to investors of all types, and a long-term focus. We do not make public financial forecasts or provide guidance for our business. We are uneasy with management forecasts because they are, by their nature, subjective and could have an effect on a company’s stock price. We prefer to avoid this potential conflict and let our results speak for themselves while avoiding any incentive to alter behavior to “make the numbers.”

Morningstar, Inc. 2026 Proxy Statement 29

2026 Proxy Statement

Our goal is to communicate equally with all shareholders, without special treatment for large shareholders or research analysts. We do not host quarterly earnings calls and our executive team doesn’t generally take one-on-one meetings with investors. Instead, we respond to shareholder questions about the business in written form on a regular basis and make those answers available to all shareholders at the same time through periodic Form 8-K filings and on our website. We also maintain an archive of queries, with answers dating as far back as 2014. We aim to reply to questions in the eight months that we are not reporting earnings, with responses to any questions received by the 5th of the month provided via an 8-K filing on the 25th of the same month, with adjustments for U.S. holidays and weekends as necessary. We remain committed to providing substantive written answers to questions submitted by shareholders and potential shareholders of all sizes. We may, at our discretion, combine answers for duplicate or similar questions into one comprehensive response. In 2025, we provided 184 responses to questions. We have evolved our shareholder communications over time to include a quarterly supplemental deck and a quarterly update letter from our CEO. Our management team and the Board are available once per year during the question and answer (Q&A) session following conclusion of the formal portion of our annual shareholders’ meeting. This event includes substantive presentations, with topics including updates on our business strategy and financial performance. The agenda also offers ample time for Q&A from shareholders, potential shareholders, and other stakeholders.

If you have a question about our business, please contact us by sending an e-mail message to investors@morningstar.com. Shareholders may also communicate with the Board by writing to our corporate secretary at board@morningstar.com. See the section titled “Communicating With Us and Obtaining Additional Information and Materials” for further details.

Board’s Role in Risk Oversight

The Board provides risk management oversight both at the Board level and through each of the Committees. During the business and strategic review portion of each Board meeting, the Board receives a presentation by management and discusses current challenges and risks as well as emerging risk topics. The Board also receives regular updates at its meetings on the organizational health of the Company along with key legal and regulatory matters and participates in our annual strategic planning process. Key areas of focus in 2025 included AI, brand and reputation, data security (cybersecurity, information security and privacy), legal and regulatory compliance, strategic transactions, and talent management, among other topics. Management provides additional reports about enterprise risks as needed or as requested by the Board.

During 2025, the Company continued to enhance and refresh its enterprise risk assessment process to deepen understanding of the Company’s evolving risk landscape. As part of the updated process, mid-year and year-end risk workshops were conducted with key internal stakeholders, including members of the executive leadership team and other key business unit and functional leaders. These workshops focused on identifying and evaluating key enterprise risks faced during the year, as well as reassessing potential risks identified in prior cycles, and contributed to the updating of an enterprise risk register and risk appetite statements that supported and provided context around discussions of the Company’s top risks with the Board. Additionally, the enterprise risk assessment assisted the Company’s Global Audit and Assurance and legal and compliance teams with setting priorities for 2026.

30

Audit Committee

}

Reviews and discusses with management risks relating to the Company’s financial systems in the context of internal controls and legal exposure, and the steps that management has taken to monitor and control them.

}

Oversees, reviews, and discusses the Company’s cybersecurity and data privacy risk profile, including risks related to artificial intelligence, enterprise technology and cyber strategies, and information security initiatives, as well as the Company’s risk mitigation processes and internal control procedures to protect sensitive business information. At each regular meeting the Audit Committee receives updates from each of Morningstar’s chief information officer and chief information security officer regarding recent trends, identifying emergent risks to our technology infrastructure, disaster recovery plan statistics, employee training metrics, major updates on security assessments and threat landscape as needed, and also receives a summary of events and reporting of how any such events were resolved. The CISO also meets in executive session with the Audit Committee on an annual basis.

}

At each of its regular meetings, the Audit Committee receives a report on ethics matters that have been reported through Morningstar’s Ethics Hotline or other channels available to employees and other stakeholders.

}

During 2025, particular areas of focus for the Audit Committee were the review of strategic transactions, implementation of AI, and cybersecurity.

Compensation Committee

}

The Compensation Committee reviews the risks related to the design features of our compensation programs as described in the following section at least annually.

}

During 2025, particular areas of focus for the Compensation Committee were the implementation of an executive severance plan, updates to award agreements, and bonus and equity plan design.

Nominating and Corporate Governance Committee

}

The NCGC oversees the Company’s compliance framework for material governance-related policies.

}

Regularly engages with Morningstar’s legal, compliance and government relations teams on current and pending regulations and compliance efforts.

}

Plays a key role in overseeing the Company’s governance risks, managing the director nomination process, and assessing the skills and expertise relevant for service on the Board.

}

During 2025, particular areas of focus for the NCGC were director recruitment and succession planning.

Morningstar, Inc. 2026 Proxy Statement 31

2026 Proxy Statement

Risk Considerations in Our Compensation Program

We conduct an annual process to review the design features of our compensation program and any related risks. The process is conducted by the Company’s independent compensation consultant in partnership with management and reviewed by the Compensation Committee.

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In reaching this determination, we considered the following design elements of our compensation policies and practices:

}	the mixture of cash and equity-based compensation encourages an appropriate balance between short-term and long-term focus;
}	multi-year vesting of equity awards encourages employees to focus on the long-term operational and financial performance of the Company; and
}	the use of stock ownership requirements for our executive officers is intended to align their interests with shareholders and discourage a short-term focus.

Director Compensation

The Board establishes non-employee director compensation based on the recommendation of the Compensation Committee. Directors who are also our employees do not receive any additional compensation for serving on the Board or attending Board meetings. Our non-employee directors receive a combination of cash and equity-based compensation. Our 2025 non-employee director compensation program did not change as compared to 2024.

Cash Compensation

In 2025, each non-employee director received an annual retainer of $50,000. Non-employee directors who are non-chair members of the Audit Committee, Compensation Committee, or NCGC received an additional annual Committee retainer of $5,000. Gail Landis also received an additional annual retainer of $5,000 for acting as a representative of the NCGC at meetings of the boards of directors of our credit ratings entities. The Audit Committee Chair, Compensation Committee Chair, and NCGC Chair received an annual retainer of $25,000, $15,000, and $15,000, respectively. In addition to the retainers described above, we reimburse our non-employee directors for travel expenses for attending Board and Committee meetings, when applicable.

Equity-Based Compensation

In 2025, each of our non-employee directors received an annual grant of restricted stock units (RSUs) with a grant value of approximately $190,000 that vest over a period of three years, subject to the director’s continued service through each applicable vesting date. In their first year of service on the Board, new non-employee directors receive an initial grant of RSUs with a grant value of approximately $250,000 vesting over a period of three years, subject to the director’s continued service through each applicable vesting date.

32

Director Stock Ownership Guidelines

The Board has adopted stock ownership requirements for our directors. We require each of our directors to hold either:

}	Morningstar shares with a value of $5,000,000; or
}	A number of Morningstar shares and share equivalents that is greater than or equal to 25% of the total number of pre-tax vested RSUs that they have been granted since becoming a director.

2025 Directors’ Compensation

The following table shows compensation earned by each of our non-employee directors in 2025. Joe Mansueto and Kunal Kapoor are members of our Board and Morningstar employees. Neither receives any additional compensation for serving on the Board or attending Board meetings. Anne Bramman was appointed to the Board in January 2026 and did not receive any compensation in 2025. Please see the “2025 Summary Compensation Table” for the amounts received by Joe Mansueto and Kunal Kapoor for their service to Morningstar in 2025.

	Fees Earned or Paid in Cash	Stock Awards(1)	Total

Robin Diamonte	$60,000	$189,974	$249,974

Cheryl Francis	85,000	189,974	274,974

Steve Joynt	60,000	189,974	249,974

Steve Kaplan	75,000	189,974	264,974

Gail Landis	65,000	189,974	254,974

Bill Lyons	75,000	189,974	264,974

Doniel Sutton	60,000	189,974	249,974

Caroline Tsay	60,000	189,974	249,974

(1) As required by relevant SEC rules, the amounts represent the aggregate grant date fair value for RSU awards granted in 2025 as determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation. See Note 14 of the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 for a discussion of the relevant assumptions used in calculating these amounts. As of December 31, 2025, our non-employee directors each held 1,337 unvested RSUs. Stock awards when granted are rounded down to the nearest whole share.

Security Ownership of Certain Beneficial Owners and Management

The following table shows information about beneficial ownership of our common stock by each of our directors and nominees, each of the NEOs, each holder of more than 5% of our common stock, and all of our directors and executive officers as a group. Except as otherwise indicated in the notes to the table, the information is as of March 1, 2026, and each person named in the table has sole voting and investment power with respect to the shares listed. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Morningstar, Inc., 22 W. Washington St., Chicago, Illinois 60602.

Morningstar, Inc. 2026 Proxy Statement 33

2026 Proxy Statement

The percentages in the following table are based on 38,842,728 shares of our common stock outstanding as of March 1, 2026.

Shareholder	Number of Shares Beneficially Owned	Percentage of Common Stock

Joe Mansueto(1)	14,812,881	38.1%

Kunal Kapoor	126,353	*

Michael Holt	5,793	*

Danny Dunn	11,736	*

Anne Bramman	0	*

Robin Diamonte	8,858	*

Cheryl Francis	34,453	*

Steve Joynt	3,801	*

Steve Kaplan	40,599	*

Gail Landis	4,732	*

Bill Lyons	12,123	*

Doniel Sutton	2,489	*

Caroline Tsay(2)	3,007	*

All directors and executive officers as of March 1, 2026 as a group (12 persons)	15,055,089	38.8

Over 5% Shareholders

Vanguard Group(3)	2,576,670	6.6

BlackRock, Inc.(4)	2,391,977	6.2

Daniel Mansueto(5)	3,757,306	9.7

* Represents beneficial ownership of less than 1%.

(1) Joe Mansueto has pledged 2,000,000 shares of our common stock as security under the terms of a bank credit agreement. Includes 54,514 shares of our common stock held by the Mansueto Foundation, a private charitable foundation. Reflects Joe’s voting and investment power as follows:

	Beneficial Ownership	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power

Joe Mansueto	14,812,881	10,732,553	394,272	14,418,609	394,272

(2) Reflects ownership rounded to the nearest whole share.

34

(3) The indicated interest is based solely on a Schedule 13G filed on February 13, 2024 by The Vanguard Group whose business address is 100 Vanguard Blvd. Malvern, Pennsylvania 19355. In its Schedule 13G, the reporting person reported ownership as of December 29, 2023 as follows:

	Beneficial Ownership	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power

Vanguard Group	2,576,670	0	11,254	2,541,217	35,453

(4) The indicated interest is based solely on a Schedule 13G filed on January 29, 2024 by BlackRock, Inc. whose business address is 50 Hudson Yards, New York, NY 10001. In its Schedule 13G, the reporting person reported ownership as of December 31, 2023 as follows:

	Beneficial Ownership	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power

BlackRock, Inc.	2,391,977	2,332,744	0	2,391,977	0

(5) The indicated interest is based solely on a Schedule 13G filed on February 12, 2026 by Daniel Mansueto (Joe Mansueto’s brother), whose business address is 907 Westwood Boulevard, #1026, Los Angeles, CA 90024. In his Schedule 13G, the reporting person whose ownership stems from being the voting agent for grantor retained annuity trusts and the trustee of a trust associated with Joe Mansueto, reported ownership as of December 31, 2025 as follows:

	Beneficial Ownership	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power

Daniel Mansueto	3,757,306	3,686,056	71,250	0	71,250

Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and beneficial owners of more than 10% of our common stock to file with the SEC an initial report of ownership of our stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Under SEC rules, certain forms of indirect ownership and ownership of Company stock by certain family members are covered by these reporting requirements. As a practical matter, we assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically file these reports on their behalf.

Based solely on a review of the copies of such forms filed with the SEC, and on written representations from our directors and executive officers, we believe that during 2025 all of our executive officers, directors, and beneficial owners of more than 10% of our common stock filed the required reports on a timely basis under Section 16(a) of the Exchange Act.

Morningstar, Inc. 2026 Proxy Statement 35

2026 Proxy Statement

Compensation Discussion and Analysis

This section provides a detailed overview of how we structure pay, the rationale behind our compensation decisions, and how we compensated each of our NEOs for 2025.

Executive Summary

The table below identifies our NEOs for 2025.

Name	Title

Kunal Kapoor	Chief Executive Officer

Michael Holt	Chief Financial Officer

Danny Dunn(1)	Former Chief Revenue Officer

Joe Mansueto(2)	Executive Chairman

(1) Danny Dunn resigned from his position as Morningstar’s Chief Revenue Officer effective November 21, 2025.

(2) Joe Mansueto does not participate in our executive compensation incentive plans and his salary has been $100,000 since 2000.

Morningstar designs its compensation programs to motivate, attract, and retain our top talent, and to align pay with Company performance and the experience of our shareholders. In line with our pay for performance philosophy, performance-based and variable compensation is a significant portion of our total compensation mix — 92% for the CEO and 79% for our other NEOs, on average, in 2025. Our compensation program aligns our NEOs’ pay with metrics tied to growth, profitability, and returns, which is intended to provide a comprehensive and balanced measurement of our short-term and long-term performance. The financial metrics tied to our annual incentives are based on Adjusted Revenue and Adjusted Operating Income (AOI) and our performance-based equity awards are based on TSR and AOI. For purposes of this Compensation Discussion and Analysis and the section of this proxy statement titled “Pay Versus Performance”, Adjusted Revenue and AOI, which are non-GAAP financial measures, exclude the impact of certain items, including all or a portion of the following: expected cash incentive compensation costs other than commissions; foreign currency fluctuations; unbudgeted acquisitions and divestitures and associated costs; reorganization expense; and certain one-time costs. For a reconciliation to the most directly comparable GAAP financial measures (and, with respect to AOI, similar measures reported in the Company’s public filings), please see the appendix to this proxy statement.

36

2025 CEO / NEO Compensation Mix(1)

(1) The stretch PSUs are excluded from these graphs as there is no grant date fair value for such awards as the achievement of the performance-based conditions was not deemed probable as of the date of grant.

(2) Reflects the average target compensation for Michael Holt and Danny Dunn and excludes Kunal Kapoor and Joe Mansueto.

Our Performance in Complex Industry Environment

Morningstar delivered solid operating performance in 2025 amid a complex global environment that included geopolitical uncertainty and a challenging equity market for data- and information-services companies. Shifting investor sentiment regarding the disruptive potential of AI resulted in stock price declines for many data and information services companies, including Morningstar. Throughout the year, we remained focused on disciplined execution, long-term value creation, and advancing our mission to empower investor success through trusted, independent insights.

Our diversified business model performed across key segments. License-based platforms, including Morningstar Direct Platform and PitchBook, continued to generate the majority of their revenue through subscription agreements, while Morningstar Wealth and Morningstar Retirement delivered asset-based revenue tied to assets under management or advisement. Morningstar Credit contributed transaction-based revenue through assignment of credit ratings on the issuance of new bonds and via recurring revenue primarily derived from surveillance and research, as well as license-based revenue from its data feeds. We balanced continued investment in products, technology, and global infrastructure with cost discipline, supporting resilient margins and cash flow.

While equity market sentiment weighed on valuations for many in the sector, we believe our operating fundamentals remain strong. We also navigated an evolving regulatory landscape spanning sustainability-related matters, data privacy, cybersecurity, and AI. As we look ahead, we continue to believe we are well-positioned to deliver long-term growth and increase the intrinsic value of the business.

Pay for Performance Alignment

We set robust goals under our incentive plans that are intended to align our executives’ pay with our performance. As mentioned, 2025 was a challenging equity market for data- and information-services companies. Despite exceeding plan on targets for adjusted revenue and AOI, our cumulative TSR for the one- and three-year period ending December 31, 2025 was -35.1% and +2.3%, respectively. In line with our pay for performance philosophy, payouts under our long- and short-term incentive programs

Morningstar, Inc. 2026 Proxy Statement 37

2026 Proxy Statement

were in alignment with these results. We set targets under our 2025 bonus plan, calculated as described in the Annual Incentives section of this Compensation Discussion and Analysis, of $2,417.8 million for Adjusted Revenue (+6.1% of 2024 actual Adjusted Revenue of $2,278.6 million) and $699.4 million for AOI (+3.2% of 2024 actual AOI of $677.5 million). We achieved Adjusted Revenue of $2,430.6 million and AOI of $778.6 million, resulting in a formulaic funding of our 2025 annual incentive of 115.5% of target. However, due to a few delayed product deliveries, our CEO recommended and the Compensation Committee approved the application of negative discretion to reduce the 2025 annual incentive payout to 111.4% of target.

Aligned with our stock price performance over the last one- and three-year periods, our 2022 MSUs, which vested in 2025, earned below-target payouts of 82.0% and 28.8% for the May and November 2022 grants, respectively, based on our three-year cumulative TSR of 14.0% and -3.7%, respectively, compared to a target of 20.0%. The 2022 MSUs were not impacted by the three-year Adjusted Revenue kicker, as described further below, as the performance target was not achieved.

2025 Say on Pay Vote Covering 2024 Compensation

The Company held its last advisory vote to approve executive compensation, or “say on pay” vote at its 2025 annual shareholders’ meeting, and the proposal was approved with approximately 98.5% of the votes cast in support. Given the significant shareholder support, the Compensation Committee did not make changes to the Company’s executive compensation program in response to the 2025 say on pay vote, but did make one enhancement to the 2025 program intended to further align pay and performance by removing the funding floor from the 2025 annual incentive funding formula, as described further below.

The Company conducts an annual say on pay vote and will have its next vote at the 2026 annual shareholders’ meeting. For additional information on this year’s say on pay vote, see Proposal 2: Advisory Vote to Approve Executive Compensation.

In 2023, the Company’s shareholders approved an advisory vote for the Company to conduct its say on pay vote on an annual basis. The Board will reassess that frequency after the next advisory vote on the frequency of future say on pay votes at the May 2029 annual shareholders’ meeting.

Our Compensation Philosophy Guides Our Compensation Program Design

Our Compensation Committee’s compensation philosophy is to pay our executives competitive base salaries and provide them with the opportunity to earn meaningful variable compensation aligned with Company performance through the Morningstar Corporate Incentive Plan (the Corporate Incentive Plan) and our Amended and Restated 2011 Stock Incentive Plan (the 2021 Plan).

Our Goal is to Develop Compensation Policies and Practices that:

1)	Attract and retain talented executives
2)	Motivate and reward our executives for their individual and collective contributions to the Company
3)	Align our executives’ interests with the long-term interests of our shareholders

38

The Compensation Committee:

}

Believes that variable pay in the form of cash and equity incentives should make up a significant majority of total target compensation, and incentive compensation should increase as a percentage of total compensation as members of our management team take on more responsibility at Morningstar. Our compensation program is designed to reward each member of our management team based on their overall contribution to the Company and for the achievement of goals deemed most relevant to their specific role or particular product area managed.

}

Ties executive compensation to short- and long-term value creation, as measured by increases in annual Adjusted Revenue and AOI in the Corporate Incentive Plan, and three-year TSR and AOI in the equity incentive program pursuant to our 2021 Plan. Our equity incentive program, combined with our stock ownership requirements for our executive officers and directors, is designed to align interests with shareholders over the long-term. Following review of peer group and other market data and evaluating the performance of our executives, the Compensation Committee bases its decisions about an executive’s compensation on its assessment of that executive’s performance and contribution toward enhancing the intrinsic value of our Company and its product areas.

}

Benchmarks total compensation of our executives against the market using companies of similar size and operating in a similar business. The Compensation Committee does not target specific compensation levels based on this review but considers this helpful information to obtain a general understanding of current compensation practices and trends.

2025 Peer Group and Market Data

In May 2024, for purposes of evaluating 2025 compensation, the Compensation Committee approved the peer group below, which did not change from the prior year except for the removal of Focus Financial Partners (acquired) and the addition of LPL Financial Holdings, Inc. and Tradeweb Markets, Inc. When establishing the peer group, the Compensation Committee considered the following factors: each company’s size relative to Morningstar; relevant lines of business in relation to Morningstar; talent competitors; and being identified as a peer of other existing Morningstar peers.

} AssetMark Financial Holdings, Inc.	} MarketAxess Holdings, Inc.
} Broadridge Financial Solutions, Inc.	} Moody’s Corporation
} CBOE Holdings, Inc.	} MSCI Inc.
} Envestnet, Inc.	} SEI Investments Company
} FactSet Research Systems, Inc.	} SS&C Technologies Holdings, Inc.
} Fair Isaac Corporation	} Tradeweb Markets, Inc.
} Federated Hermes, Inc.	} Verisk Analytics, Inc.
} LPL Finance Holdings, Inc.

For 2026, AssetMark Financial Holdings, Inc. and Envestnet, Inc. were removed from the peer group (no longer publicly traded) and BGC Group, Inc., BILL Holdings, Inc., Houlihan Lokey, Inc., Q2 Holdings, Inc., and Virtu Financial, Inc. were added.

The Compensation Committee also reviewed published compensation survey data provided by Aon. The survey provides information about compensation levels and practices at financial services and technology companies. When reviewing data from published surveys, the Compensation Committee focuses on information specific to companies of Morningstar’s size. For purposes of this Compensation Discussion and Analysis, we refer to the compensation data for the peer group and surveys as “market data.”

Morningstar, Inc. 2026 Proxy Statement 39

2026 Proxy Statement

Executive Chairman Compensation

Joe Mansueto has served as Chairman since our Company’s inception and served as CEO from 1984 to 1996 and from 2000 to 2017. In consideration of his status as our principal shareholder, Joe believes that his compensation should be directly aligned with other shareholders and be realized primarily through appreciation in the long-term value of our common stock. At his request and as supported by the Compensation Committee, consistent with prior years he did not participate in our equity or cash-based incentive programs in 2025 and his salary has been $100,000 since 2000.

Elements of Our Executive Compensation Program

Our executive compensation program consists of annual base salary, annual incentives, and equity compensation (RSUs, MSUs and stretch PSUs). The Compensation Committee believes that its current compensation program aligns our executives’ interests with our shareholders by striking an appropriate balance between short-term and long-term incentives and operational performance and long-term value creation. In addition, in evaluating compensation adjustments, the Compensation Committee considers each NEO relative to the market data.

Base Salary

The Compensation Committee reviews and determines the base salary for the CEO based on his individual performance and overall contribution to the Company. For our other NEOs, the Compensation Committee reviews and determines base salaries based in part on the CEO’s feedback about each individual’s performance and overall contribution to the Company.

For 2025, Kunal Kapoor’s salary increased 23.8% in connection with a rebalancing of his cash compensation to enhance competitiveness of his pay versus market data and with consideration to his salary remaining flat in 2024. Danny Dunn’s salary increased 8.7% to recognize performance and enhance the competitiveness of his total compensation versus market data. Michael Holt’s salary following his promotion to Chief Financial Officer (CFO) reflects compensation paid to other CFOs based on market data and to align with our historical practices. Additional information regarding salaries paid to our NEOs is set forth in the 2025 Summary Compensation Table.

	2024 Base Salary	2025 Base Salary	Increase

Kunal Kapoor	$525,000	$650,000	23.8%

Michael Holt(1)	—	$450,000	—

Danny Dunn	$460,000	$500,000	8.7%

(1) Michael Holt became an NEO of Morningstar effective January 1, 2025.

Annual Incentives

Our annual incentives are governed by the Corporate Incentive Plan and reward participants for meeting and exceeding annual performance goals approved by the Compensation Committee. As noted above, Joe Mansueto does not participate in the Corporate Incentive Plan. The annual incentives are based on a financial performance factor, which is based on two equally-weighted financial performance goals (Adjusted Revenue and AOI), and an individual performance factor. All or a portion of the annual incentive payout related to individual performance may be delivered in RSUs. The RSUs delivered as part of the bonus cliff vest based on continued service for 18 months, or 12 months for the CEO who receives all of the bonus attributable to his individual performance factor in the form of RSUs, bolstering long-term alignment with our shareholders. The chart below shows the formula for annual incentive payouts.

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2025 Annual Incentive Targets and Payout Determinations: The Compensation Committee approved the 2025 annual incentive targets as a percentage of base salary for Kunal Kapoor, Michael Holt, and Danny Dunn, as shown below. For 2025, the annual incentive target for Kunal was reduced compared to 2024 in connection with a rebalancing of his cash compensation mix and increased for Danny to enhance the competitiveness of his total compensation versus market data. Pursuant to the terms and conditions of the Corporate Incentive Plan, Danny Dunn’s 2025 annual incentive was forfeited in connection with his departure from the Company in November 2025.

	2024 Annual Incentive Target (% of Salary)(1)	2025 Annual Incentive Target (% of Salary)(1)	Change (Percentage Points)

Kunal Kapoor	319%	270%	-49.0

Michael Holt(2)	—	100%	—

Danny Dunn	100%	110%	10.0

(1) Beginning in 2025, annual incentive targets for all the NEOs were set as a percentage of base salary, while in 2024 targets were approved as a flat dollar amount and are presented as a percentage of 2024 base salary for purposes of comparison.

(2) Michael Holt became an NEO of Morningstar effective January 1, 2025.

Management uses Adjusted Revenue and AOI to better evaluate business performance. When the financial and strategic performance measures were established, and consistent with prior years, the Compensation Committee determined that the adjustments, and other significant charges not included in the Company’s internal 2025 budget should be excluded from both the establishment of goals as well as the determination of payout calculations to more closely align with the underlying operating performance of the business.

Morningstar, Inc. 2026 Proxy Statement 41

2026 Proxy Statement

The Compensation Committee established a funding formula that specifies bonus funding for various performance levels, with the final funding factor weighted 50% for Adjusted Revenue and 50% for AOI. Beginning with the 2025 annual incentive program, the Compensation Committee removed the 60% funding floor used in 2024 (and prior years) with the intention to further align with market practices and enhance alignment of pay and performance. The graphics below illustrate how this formula works for Company performance:

2025 Adjusted Revenue Funding Formula

Funding
No Cap
100% funding
for target performance
95% funding
for 98% of target performance
0% funding
below 74.25% of
target performance
200%
180%
160%
140%
120%
100%
80%
60%
40%
20%
0%
Funding (Percent of Target)
70%
80%
90%
100%
110%
120%
Percentage of Adjusted Revenue Goal Achieved

4% Increase in funding for every 1% above 74.25% of target performance

2.5% Increase in funding for every 1% above 98% of target performance

5% Increase in funding for every 1% above target performance

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2025 Adjusted Operating Income Funding Formula

200%
180%
160%
140%
120%
100%
80%
60%
40%
20%
0%
Funding (Percent of Target)
No Cap
Funding
100% funding
for target performance
97.5% funding
for 98% of target performance
0% funding
below 49.25% of
target performance
40%
50%
70%
80%
90%
100%
110%
120%
130%
140%
Percentage of Adjusted Operating Income Goal Achieved

2% Increase in funding for every 1% above 49.25% of target performance

1.25% Increase in funding for every 1% above 98% of target performance

2.5% Increase in funding for every 1% above target performance

2025 Financial Performance Factor Funding: In 2025, our overall Company performance resulted in the following calculation of the financial performance factor:

Measure(1)	Target Goal	Achievement	Goal Attainment (% of Target)	Unweighted Funding Factor	Weighting	Financial Performance Factor Funding Before Negative Discretion	Financial Performance Factor Funding After Negative Discretion

Adjusted Revenue (Millions)	$2,417.8	$2,430.6	100.5%	102.7%	50%	115.5%	111.4%
Adjusted Operating Income (Millions)	$699.4	$ 778.6	111.3%	128.3%	50%

(1) See reconciliation tables in the appendix to this proxy statement.

For 2025, our formulaic calculations yielded a goal attainment percentage of target of 100.5% ($2,430.6 million) on adjusted revenue and 111.3% ($778.6 million) on AOI, resulting in a financial performance funding of 115.5% of target. Due to a small number of delayed product deliveries during 2025, the CEO recommended and the Compensation Committee approved the application of negative discretion to reduce the 2025 annual incentive payout to 111.4% of target. The executives’ annual incentive target is multiplied by the financial performance factor funding above, as adjusted for the application of negative discretion, and the individual performance factor funding, as described in more detail below, to arrive at the final bonus amount.

Morningstar, Inc. 2026 Proxy Statement 43

2026 Proxy Statement

2025 Individual Performance Factor Funding: The Compensation Committee reviewed Kunal Kapoor’s performance, Kunal’s evaluation of Michael Holt’s contributions to key Company initiatives, and each individual’s broader impact on the growth of the business. The discussion below describes how the Compensation Committee evaluated each NEO’s performance and the considerations affecting the individual performance factors each of our NEOs received in 2025. Pursuant to the terms and conditions of the Corporate Incentive Plan, Danny Dunn’s 2025 annual incentive was forfeited in connection with his departure from the Company in November 2025.

}

Kunal Kapoor: In 2025, guided by Kunal’s leadership, Morningstar delivered a strong year of profitable growth, effectively executing against its long-range plan while managing leadership transitions smoothly. For the second consecutive year, Morningstar met its consolidated revenue target and exceeded profitability expectations. Kunal also led the acquisition of CRSP (which closed successfully in February 2026), positioning Morningstar as a leading provider of broad U.S. equity benchmarks. Overall, driven by Kunal’s leadership, Morningstar exited the year in a solid financial and strategic position.

}

Michael Holt: Mike had a strong first year as CFO, outperforming his goals meaningfully. Among his achievements were shortening the close process, subsequently enabling earlier annual reporting, successfully repatriating cash from overseas on an accelerated schedule, and making key contributions to strategic initiatives such as divestitures in Morningstar Wealth and the acquisition of CRSP. Internally, Mike sharpened the financial planning & analysis process to better deploy capital to high conviction opportunities. Overall, Mike made substantial progress in scaling the finance organization, enhancing cash management and improving the quality of insights used to drive capital allocation decisions.

2025 Annual Incentive Payouts: The table below shows the annual incentives earned for each participating NEO based on the financial performance factors and individual performance factors described above.

	2025 Annual Incentive Target	2025 Financial Performance Factor	2025 Individual Performance Factor	2025 Annual Incentive Payout	Portion Delivered in Cash	Portion Delivered in RSUs

Kunal Kapoor	$1,755,000	111.4%	110%	$2,150,577	$1,955,070	$195,507

Michael Holt	450,000	111.4%	175%	877,275	751,950	125,325

Equity Compensation

Equity awards that vest over time are a substantial portion of how we compensate our NEOs to help align the economic interests of our NEOs with those of our shareholders. We believe it is important for our leaders to have a long-term stake in the success of the business. Our NEOs are granted equity awards under the 2021 Plan. As noted above, Joe Mansueto does not participate in the 2021 Plan.

In 2025, we granted RSUs, MSUs, and stretch PSUs to our participating NEOs. RSUs comprise 25% of our target annual equity award mix and MSUs comprise the remaining 75%, which was unchanged from 2024. RSUs and stretch PSUs are granted to our participating NEOs in May, while MSUs are granted twice during the year (one-half in May and one-half in November) to minimize the potential effect of short-term stock price volatility on the awards. The stretch PSUs are granted with performance goals that are designed to be extremely challenging in order to receive any vested shares. Given the attainment of the goals was not deemed probable as of the date of grant, there is no grant date fair value associated with these awards for accounting purposes that is recognized or disclosed for financial reporting purposes or in the 2025 Summary Compensation Table. Further, when considering the target equity mix granted to each of the NEOs, we do not factor in any value associated with the stretch PSUs given that the achievement of the performance goals are not deemed probable at the time of grant. The Compensation Committee approved the 2025 equity targets for our participating NEOs, as shown below. Equity targets for Kunal Kapoor and Danny Dunn increased for 2025 to recognize performance and enhance the competitiveness of total compensation versus market data. Michael Holt’s equity target as CFO reflects market data and the Company’s historical compensation practices. Danny Dunn’s 2025 equity grants were forfeited in connection with his departure from the Company in November 2025.

44

	2024 Annual Equity Target	2025 Annual Equity Target	Increase

Kunal Kapoor	$5,440,000	$6,110,000	12.3%

Michael Holt(1)	—	1,100,000	—

Danny Dunn(2)	1,380,000	1,500,000	8.7%

(1) Michael Holt became an NEO of Morningstar effective January 1, 2025.

(2) As noted above, Danny Dunn’s 2025 equity grants were forfeited in connection with his departure from the Company in November 2025.

Restricted Stock Units: In 2025, the Compensation Committee granted RSUs to our participating NEOs that vest in four equal annual installments commencing on the first anniversary of the grant date and subject to their continued employment through the applicable vesting date. The table below shows the approximate value approved for RSUs granted to each NEO in 2024 and 2025.

	Approximate Value of 2024 RSUs	Approximate Value of 2025 RSUs

Kunal Kapoor	$1,360,000	$1,527,500

Michael Holt(1)	—	275,000

Danny Dunn(2)	345,000	375,000

(1) Michael Holt became an NEO of Morningstar effective January 1, 2025.

(2) As noted above, Danny Dunn’s 2025 RSU grants (and any unvested portion of prior year equity grants) were forfeited in connection with his departure from the Company in November 2025.

Market Stock Units: In 2025, the Compensation Committee granted MSUs to our participating NEOs that vest three years from the grant date depending on our TSR performance over that three-year performance period. Consistent with our past practices, the Compensation Committee granted one-half of the 2025 targeted MSU value on May 15, 2025, and the other half on November 15, 2025 in order to reduce the potential effect of short-term stock price volatility on the awards. The table below shows the targeted value of MSUs granted to NEOs in 2024 and 2025.

	Approximate Target Value of 2024 MSUs	Approximate Target Value of 2025 MSUs

Kunal Kapoor	$4,080,000	$4,582,500

Michael Holt(1)	—	825,000

Danny Dunn(2)	1,035,000	1,125,000

(1) Michael Holt became an NEO of Morningstar effective January 1, 2025.

(2) In connection with his departure in November 2025, Danny Dunn was not granted the November installment of his MSUs.

Morningstar, Inc. 2026 Proxy Statement 45

2026 Proxy Statement

The vesting for TSR performance and related payouts are described below. Payouts are interpolated between performance levels.

Performance Level	Shares Earned as a Percentage of Target Market Stock Units

Threshold TSR	0% vesting if TSR is negative 13.33%

Target TSR	100% vesting if TSR is 20%

Maximum TSR	200% vesting if TSR is 70%

Stretch PSUs: In 2025, the Compensation Committee granted stretch PSUs to our participating NEOs that cliff vest at the end of the three-year performance period if earned. The Compensation Committee designed the stretch PSUs to only reward AOI outperformance. The stretch PSUs are granted with performance goals that are designed to be extremely challenging and drive outcomes to accelerate value creation for our shareholders in order to receive any vested shares. For accounting purposes, because the attainment of the goals was not deemed probable as of the date of grant, there is no accounting or economic value that is recognized or disclosed for financial reporting purposes or in the 2025 Summary Compensation Table. The stretch PSUs have a three-year performance period from January 1, 2025 through December 31, 2027. The stretch PSUs are intended to further support our long-term strategy and reflect that AOI outperformance goals, if achieved, will result in significant value creation for our shareholders. Danny Dunn’s 2025 stretch PSUs were forfeited in connection with his departure from the Company in November 2025.

Performance Level	Payout Level(1)

100% of Target AOI Goal	0% vesting if achieved

112.5% of Target AOI Goal	100% vesting if achieved(2)

125% of Target AOI Goal	200% of base amount vesting if achieved

(1) Payouts are interpolated between performance levels.

(2) Number of shares vesting at this performance level is considered the base amount and is determined based on each individual’s MSU target.

Payouts Under Prior MSU Grants: On May 15, 2022 and November 15, 2022, the Compensation Committee granted MSUs to each of our then-serving NEOs (other than Joe Mansueto). Under the terms of the MSU awards granted, we measured Morningstar’s TSR over a three-year performance period beginning on each of May 15, 2022 and November 15, 2022, respectively, compared with the payout scale for each grant. The 2022 MSUs were also subject to a revenue kicker, pursuant to which the payouts in respect of such awards could be increased depending on our Adjusted Revenue over the three-year performance period. For the 2022 MSUs, the three-year Adjusted Revenue growth target was not achieved, so payouts were not adjusted based on the revenue kicker. The tables below disclose the payout scale, actual TSR and Adjusted Revenue results and the resulting MSUs earned as a percentage of target by each of our NEOs.

46

May 2022 Market Stock Units:

Performance Level	Shares Earned as a Percentage of Target Market Stock Units

Threshold TSR	0% vesting if TSR is negative 13.33%

Target TSR	100% vesting if TSR is 20%

Maximum TSR	200% vesting if TSR is 70%

Revenue Kicker	100% - 150% modifier based on results compared to 3-year Adjusted Revenue CAGR targets for time period of 2022 - 2024

Actual MSUs vested based on TSR and Adjusted Revenue Performance

82.0% of target MSUs vested based on actual TSR of 14.0%.

Adjusted Revenue CAGR achievement of 9.8% fell below the target of 15.5% for the time period of 2022 - 2024 and therefore no modifier was applied to the MSU payout.

November 2022 Market Stock Units:

Performance Level	Shares Earned as a Percentage of Target Market Stock Units

Threshold TSR	0% vesting if TSR is a negative 13.33%

Target TSR	100% vesting if TSR is 20%

Maximum TSR	200% vesting if TSR is 70%

Revenue Kicker	100% - 150% modifier based on results compared to 3-year Adjusted Revenue compounded annual growth (CAGR) for time period of 2022 - 2024

Actual MSUs vested based on TSR and Adjusted Revenue Performance

28.8% of target MSUs vested based on actual TSR of -3.7%.

Adjusted Revenue CAGR achievement of 9.8% fell below the target of 15.5% for the time period of 2022 - 2024 and therefore no modifier was applied to the MSU payout.

Employment Agreements and Change in Control and Termination Arrangements

Below is a description of the arrangements in place applicable to our NEOs relating to payments upon termination or change in control. We do not have employment agreements with any of our NEOs. In May 2025, with input from our independent compensation consultant, we adopted the Morningstar, Inc. Executive Severance Policy (“Severance Policy”) for our NEOs (excluding Joe Mansueto) and certain other members of the executive leadership team to provide a uniform baseline and process for future executive departures and to align with market practices. Joe Mansueto does not participate in the Severance Policy.

Absent Change in Control

Subject to applicable terms and conditions as detailed in the Severance Policy or, if applicable, the executives’ award agreements under the 2021 Plan, upon an involuntary termination (as detailed in the Severance Policy or award agreement), covered executives are eligible to receive cash severance, in-cycle bonus payment, health benefits, and equity treatment, as follows:

}

Cash severance: The sum of base salary and target bonus, multiplied by a severance multiple and payable over the severance period (severance multiple of 2x and 1x for the CEO and other covered NEOs, respectively).

}	In-cycle bonus payment: Pro-rated payment of bonus earned based on actual performance during the performance year.

Morningstar, Inc. 2026 Proxy Statement 47

2026 Proxy Statement

}

Health benefits: Continued payment of the employer-portion of any COBRA premium payments by Company until the earliest of (i) the end of the severance period (24 months and 12 months for the CEO and other participating NEOs, respectively), (ii) the date the participant is no longer eligible to receive COBRA continuation coverage, and (iii) the date on which the participant becomes eligible to receive substantially similar coverage from another employer or other source.

}

Equity treatment: Continued vesting treatment of all outstanding equity (RSUs, MSUs, and stretch PSUs). The MSUs and stretch PSUs will be earned based on actual performance at the end of the performance period.

Change in Control

Subject to applicable terms and conditions as detailed in the Severance Policy or, if applicable, the executives’ award agreements under the 2021 Plan, upon either (i) an involuntary termination (as detailed in the Severance Policy or award agreement) or (ii) a resignation of employment for Good Reason (as defined in the Severance Policy or award agreement), in each case, during the twenty-four (24) month period following a change in control, covered executives shall be eligible to receive cash severance, in-cycle bonus payment, health benefits, and equity treatment as follows:

}

Cash severance: The sum of base salary and target bonus, multiplied by a severance multiple and payable in a one-time lump sum within 60 days following termination (severance multiple of 2.5x and 1.5x for the CEO and other covered NEOs, respectively).

}

In-cycle bonus payment: An amount equal to the covered executive’s annual target bonus for the fiscal year in which the termination occurred, prorated based on the number of days that the executive was an employee and payable in lump sum.

}

Health benefits: One-time lump-sum payment for thirty (30) months of the employer-portion of any group medical and dental premium payments for the CEO and eighteen (18) months of the employer-portion of any group medical and dental premium payments for the other participating NEOs.

}	Equity treatment: The Board retains discretion to vest or make exercisable, as the case may be, any unvested or not yet exercisable awards granted under the 2021 Plan.

Receipt of these benefits is conditioned upon the recipient executing a general release of claims against the Company and complying with confidentiality obligations and noncompete and non-solicitation agreements. The Severance Policy includes a “best-net” provision under which payments are reduced if doing so would result in a greater after-tax benefit to the executive than receiving the full payments and paying the applicable excise taxes. Additionally, certain of our equity award agreements include accelerated vesting provisions in the event of death or disability.

As defined in the Severance Policy and the 2021 Plan, the following events constitute a change in control: the acquisition by a person or entity of more than 50% of Morningstar’s common stock, other than by Joe Mansueto, his wife, children, or any trustee or custodian on their behalf; a merger, consolidation, or statutory share exchange involving Morningstar, unless shareholders receive more than 60% of the stock of the surviving company or the parent company; a liquidation or dissolution of Morningstar; or a sale of substantially all of Morningstar’s assets.

Please see the “Potential Payments Upon Termination or Change in Control” section for further information regarding the value of each NEO’s potential severance benefits and outstanding equity awards in the event of qualifying termination events.

Stock Ownership Requirements

The Board has adopted stock ownership requirements for our executive officers. These guidelines are designed to encourage our executive officers to increase their equity stakes in Morningstar and more closely link their economic interests with those of our shareholders.

48

We require each of our NEOs to hold either:
}	Shares with a value of $5,000,000; or
}
A number of Morningstar shares and share equivalents that is greater than or equal to 33% for NEOs of the total number of pre-tax
vested shares. Unvested awards do not count towards ownership guidelines.

We describe our stock ownership requirements for executive officers in more detail on the Investor Relations area of our corporate website at shareholders.morningstar.com/investor-relations in the Governance section.
As of March 1, 2026, our continuing NEOs were in compliance with these requirements.
Policy Restricting Hedging and Pledging
We consider it improper and inappropriate for our employees and Board members to engage in short-term or speculative transactions in Morningstar securities or in other transactions in Morningstar securities that may lead to inadvertent violations of insider trading laws. We have adopted a robust Insider Trading Policy that subjects directors and employees, including executive officers, to the following restrictions in their transactions in Morningstar securities:
}
Short Sales: Directors and employees may not engage in short sales of Morningstar securities (sales of securities that are not then owned), including a “sale against the box” (a sale with delayed delivery).

}
Publicly Traded Options: Directors and employees may not engage in transactions in publicly traded options on Morningstar securities (such as puts, calls, and other derivative securities) on an exchange or in any other organized market, including over-the-counter
or custom options.

}
Derivatives and Hedging Transactions: Directors and employees may not enter into derivative or hedging transactions intended to reduce their risk of owning Morningstar securities, while still maintaining ownership of such securities.

}
Standing Orders: Standing orders should only be placed for a brief duration of time, which should not exceed 72 hours. A standing order that is placed during an open trading window must not remain open such that a trade would execute during a trading blackout imposed by Morningstar.

}
Margin Accounts and Pledges: Directors and employees may not pledge more than 15% of the total number of Morningstar securities that they beneficially own as collateral for a loan, or hold more than that number of Morningstar securities in a margin account.

As of March 2026, Joe Mansueto has pledged 2,000,000 shares as security under the terms of a bank credit agreement. The aggregate number of shares Joe pledges fluctuates from time to time and the current pledged shares reflect a decrease from the initial pledge of 3,000,000 shares in 2021. The pledged shares represent 13.5% of the total number of shares beneficially owned by Joe (which remains below the maximum amount of shares permitted to be pledged under Morningstar’s policy) and approximately 5% of Morningstar’s total shares outstanding. It would take approximately 3.7 days to unwind the pledge based on the three-month average daily trading volume of approximately 545,000 shares. The shares are pledged pursuant to a long-standing bank credit agreement to provide Joe with liquidity and the opportunity to diversify his assets and to avoid reducing his beneficial ownership and weakening his alignment with the Company’s shareholders. Joe increased the number of pledged shares following discussion with the Company’s Audit Committee to provide additional financial flexibility in connection with Joe’s previously announced plans to construct a professional soccer stadium in Chicago beginning in 2026. Joe’s holdings in Morningstar’s stock significantly exceed the company’s stock ownership requirements, with his position totaling more than 460 times the minimum requirement.
In its regular evaluation of the risk posed to the Company by Joe’s pledge, including the additional pledge of shares in March 2026, the Audit Committee considered the number of shares being pledged, Joe’s overall financial condition, with specific focus on his liquidity and cash flows and capacity to repay amounts owing from time to time under his bank credit agreement without recourse to the pledged shares, the personal nature of the loans, the pledged shares are not used to shift or hedge any economic risk in owning Morningstar securities, the overall leverage of his financial position, the maturity structure of his obligations, the other assets available to secure his obligations, his decades of experience in the financial services industry and with personal investing, and the existence of borrower-friendly provisions in the bank credit agreement, including:
}	A 30-day grace period to cure any defaults prior to the pledge being called;
}	Asset substitution and restructuring in the event of any default; and
}	Indebtedness may be repaid without recourse to the pledged securities.

Morningstar, Inc. 2026 Proxy Statement 49

2026 Proxy Statement

The Audit Committee also considered scenario analyses and the significant
share
price
decline that would need to occur before any corrective measures, including foreclosure on the shares, would be triggered under Joe’s bank credit arrangement, as well as the positive impact of Joe’s maintaining a significant ownership stake in the Company and implications of an alternate scenario in which Joe sells a significant portion of his shares in order to gain liquidity and diversify his personal wealth. After examining these factors, the Audit Committee was satisfied that Joe possesses sufficient assets aside from his pledged Company shares to satisfy, if necessary, his indebtedness secured by those shares. As a result, the Audit Committee concluded that the pledge of Company shares by Joe does not pose a substantial risk to the Company or its other shareholders.
The Audit Committee continues to meet with Joe at least annually, and more frequently as the Audit Committee believes warranted, to review Joe’s pledge and any other material pledge arrangements that the Company’s legal department receives notice of pursuant to the Company’s Insider Trading Policy. Currently, no other pledging arrangements have been reported by the employees, including executive officers, or directors to whom this policy applies.
Equity Grant Practices
The Compensation Committee and senior management monitor the Company’s equity grant practices to evaluate whether such practices comply with governing regulations and are consistent with good corporate governance practices. When making regular annual equity grants, the Compensation Committee’s practice is to approve them at its meetings in May and November of each year. Because the Compensation Committee’s regular meeting schedule is determined in the prior fiscal year, the proximity of any awards to other significant corporate events is coincidental. In addition, the Compensation Committee may make grants at any time during the year it deems appropriate, including with respect to new hires or transitions. We attempt to make equity awards during periods when we do not have material non-public
information (“MNPI”) that could impact our stock price and we do not time the release of MNPI based on equity grant dates.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee is currently composed of six independent directors:
Steve
Kaplan (Chair), Anne Bramman, Cheryl Francis, Steve Joynt, Bill Lyons, and Doniel Sutton. No member of the Compensation Committee is, or was during 2025, a current or former officer or employee of the Company or any of its subsidiaries. Additionally, during 2025, none of our executive officers served on the board of directors or compensation committee of any entity that had
one or more of its executive officers serving on the Board or the Compensation Committee of the Company.
Independent Compensation Consultants
Our Compensation Committee engages Pay Governance LLC as its independent consultant
. In 2025, Pay Governance advised on various executive compensation matters, including NEO compensation, risk review, peer group review, incentive plan, equity awards and severance plan design.
The Compensation Committee reviewed the independence of Pay Governance under Nasdaq and SEC rules and concluded that the work of the compensation consultant did not raise any conflict of interest.
Compensation Committee Report
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee recommended to the Board to include the Compensation Discussion and Analysis in this proxy statement and Morningstar’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2025.
Compensation Committee
Steve Kaplan, Chair
Anne Bramman
Cheryl Francis
Steve Joynt
Bill Lyons
Doniel Sutton

50

Executive Compensation Tables

2025 Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards(1)		Non-Equity Incentive Plan Compensation(2)		All Other Compensation(3)	Total

Kunal Kapoor Chief Executive Officer	2025	$650,000	$6,251,743		$ 2,150,577		$ 18,375	$9,070,695
	2024	525,000	5,818,054		2,275,320		17,251	8,635,625
	2023	525,000	5,199,571		1,535,975		16,875	7,277,421

Michael Holt Chief Financial Officer	2025	$450,000	$1,125,309		$ 877,275		$ 17,625	$2,470,209

Danny Dunn Former Chief Revenue Officer	2025	$447,917	$969,059	(4)	$ 0	(4)	$ 18,375	$1,435,351
	2024	460,000	1,475,267		520,720		17,250	2,473,237
	2023	400,000	1,199,600		361,600		16,875	1,978,075
Joe Mansueto Executive Chairman	2025	$100,000	$0		$ 0		$ 5,250	$105,250
	2024	100,000	0		0		5,250	105,250
	2023	100,000	0		0		5,250	105,250

(1) As required by relevant SEC rules, the amounts for 2025 for each NEO other than Joe Mansueto represent the aggregate grant date fair value for RSUs, MSUs, and stretch PSUs granted in 2025 as determined pursuant to FASB ASC Topic 718. The amounts included for the MSUs and stretch PSUs are calculated based on the probable satisfaction of the performance condition for these awards as of the grant date. Under FASB ASC Topic 718, because the attainment of the stretch PSU performance goals was not considered probable as of the date of grant, there is no accounting or economic value that is recognized or disclosed for financial reporting purposes or in the 2025 Summary Compensation Table. Under FASB ASC Topic 718, the vesting condition related to TSR for our MSUs is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the NEOs that could be calculated and disclosed based on achievement of the underlying performance condition. For the stretch PSU performance goals, assuming the maximum achievement of the underlying performance conditions as of the date of grant, the maximum grant date fair value for such awards would be as follows: Kunal Kapoor $9,164,723; Michael Holt $1,649,711; and Danny Dunn $2,249,662. For further information on these awards, see the 2025 Grants of Plan-Based Awards table.

See Note 14 of the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 for a discussion of the relevant assumptions used in calculating these amounts.

(2) The amounts represent annual bonus payments made under the Corporate Incentive Plan. For further information on these payments, see Compensation Discussion and Analysis — Annual Incentives.

For 2025, Kunal Kapoor will receive $195,507 of the $2,150,577 in the form of RSUs to be granted on May 15, 2026, which will vest in full on the first anniversary of grant and Michael Holt will receive $125,325 of the $877,275 in the form of RSUs to be granted on March 1, 2026, which will vest in full 18 months from the grant date. For 2024, Kunal received $379,220 of the $2,275,320 in the form of RSUs granted on May 15, 2025, which will vest in full on the first anniversary of grant.

(3) For 2024, the amounts represent matching contributions to our 401(k) plan.

(4) Danny Dunn resigned from his position as Morningstar’s Chief Revenue Officer effective November 21, 2025 and therefore did not receive a 2025 bonus. His 2025 equity awards were forfeited upon his departure.

Morningstar, Inc. 2026 Proxy Statement 51

2026 Proxy Statement

2025 Grants of Plan-Based Awards

The following table shows information concerning the grants of plan-based awards in 2025 to each of our NEOs.

Name	Grant Date	Approval Date	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stocks or Units(3)	Grant Date Fair Value of Stock Award(4)
				Target(1)	Threshold	Target	Maximum

Kunal Kapoor	—	—	Bonus	$ 1,755,000	—	—	—	—	—

	05/15/25	05/07/25	PSU	—	0	0	29,910	—	$ 0

	05/15/25	05/07/25	MSU	—	0	7,477	14,954	—	$ 2,421,651

	11/15/25	11/15/25	MSU	—	0	10,810	21,620	—	$ 2,302,638

	05/15/25	05/07/25	RSU	—	—	—	—	4,985	$ 1,527,454

Michael Holt	—	—	Bonus	$ 450,000	—	—	—	—	—

	05/15/25	05/07/25	PSU	—	0	0	5,384	—	$ 0

	05/15/25	05/07/25	MSU	—	0	1,346	2,692	—	$ 435,942

	11/15/25	11/15/25	MSU	—	0	1,946	3,892	—	$ 414,517

	05/15/25	05/07/25	RSU	—	—	—	—	897	$ 274,850

Danny Dunn(5)	—	—	Bonus	$ 550,000	—	—	—	—	—

	05/15/25	05/07/25	PSU	—	0	0	7,342	—	$ 0

	05/15/25	05/07/25	MSU	—	0	1,835	3,670	—	$ 594,320

	05/15/25	05/07/25	RSU	—	—	—	—	1,223	$ 374,739

Joe Mansueto	—	—	—	$ —	—	—	—	—	—

(1) Amounts shown represent the Corporate Incentive Plan bonus target for each participating NEO established by the Compensation Committee. The Corporate Incentive Plan does not include specified threshold or maximum payout levels.

(2) Amounts shown represent (a) the target and maximum MSUs granted under the 2021 Plan and (b) the maximum stretch PSUs granted under the 2021 Plan. The MSUs vest on the third anniversary of the grant date depending on our TSR over the three-year period. The number of shares of our common stock to be received at vesting will range from 0% to 200% of the target amount based on the Company’s TSR for the three-year performance period. At threshold performance, none of the shares vest. At target performance, the target number of shares vest. At maximum performance, 200% of the target number of shares vest. The stretch PSUs vest three years after grant depending on our AOI performance over the three-year performance period. At threshold and target performance, none of the shares vest. See Compensation Discussion and Analysis — Equity Compensation for more details.

(3) Amounts shown consist of RSUs granted under the 2021 Plan. These RSUs vest in four equal annual installments beginning on the first anniversary of the grant date.

(4) Amounts shown represent the aggregate grant date fair value for each RSU grant, MSU grant, and stretch PSU grant made in 2025 as determined pursuant to FASB ASC Topic 718. The amounts included for the MSUs and stretch PSUs are calculated based on the probable satisfaction of the performance condition for these awards as of the grant date. Under FASB ASC Topic 718, because the attainment of the stretch PSU performance goals was not considered probable as of the date of grant, there is no accounting or economic value that is recognized or disclosed for financial reporting purposes.

(5) Danny Dunn resigned from his position as Morningstar’s Chief Revenue Officer effective November 21, 2025. As previously disclosed, in connection with Danny’s departure, his 2025 annual incentive and 2025 equity awards were forfeited.

52

2025 Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information concerning outstanding equity awards for our NEOs as of December 31, 2025. In accordance with SEC reporting requirements, if performance through 2025 has exceeded the threshold level, then the year-end number of MSUs that have not yet vested and the related payout value shown in the table below is based on achieving the next higher performance measure that exceeds the performance achieved through the 2025 fiscal year. The impact of any revenue kicker that may apply are not reflected in the table. For the stretch PSUs, this table assumes a payout at maximum opportunity.

Name	Grant Date	Award Type	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Kunal Kapoor	05/15/22	RSU	901	(1)	$ 195,796

	05/15/23	RSU	3,422	(1)	$ 743,635

	05/15/24	RSU	3,432	(1)	$ 745,808

	05/15/25	RSU	4,985	(1)	$ 1,083,290

	05/15/25	RSU	1,237	(2)	$ 268,812

	05/15/23	MSU				9,899	(3)	$ 2,151,152

	11/15/23	MSU				5,956	(4)	$ 1,294,298

	05/15/24	PSU				27,450	(5)	$ 5,965,160

	05/15/24	MSU				6,862	(6)	$ 1,491,181

	11/15/24	MSU				5,947	(7)	$ 1,292,343

	05/15/25	PSU				29,910	(8)	$ 6,499,742

	05/15/25	MSU				7,477	(9)	$ 1,624,827

	11/15/25	MSU				10,810	(10)	$ 2,349,121

Morningstar, Inc. 2026 Proxy Statement 53

2026 Proxy Statement

Name	Grant Date	Award Type	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Michael Holt	05/15/22	RSU	110	(1)	$ 23,904

	05/15/23	RSU	395	(1)	$ 85,837

	05/15/24	RSU	417	(1)	$ 90,618

	03/01/25	RSU	184	(11)	$ 39,985

	05/15/25	RSU	897	(1)	$ 194,927

	05/15/23	MSU				1,142	(3)	$ 248,168

	11/15/23	MSU				687	(4)	$ 149,292

	5/15/24	PSU				3,330	(5)	$ 723,642

	5/15/24	MSU				832	(6)	$ 180,802

	11/15/24	MSU				721	(7)	$ 156,681

	5/15/25	PSU				5,384	(8)	$ 1,169,997

	5/15/25	MSU				1,346	(9)	$ 292,499

	11/15/25	MSU				1,946	(10)	$ 422,885

Daniel Dunn(12)	—	—	—		$ —	—		$ —

Joe Mansueto	—	—	—		$ —	—		$ —

(1) These RSUs vest in four equal annual installments on each of the first four anniversaries of the grant date.

(2) These RSUs vest in full on the first anniversary of the grant date.

(3) These MSUs vest on May 14, 2026, subject to the achievement of TSR and adjusted revenue performance goals over a three-year performance period.

(4) These MSUs vest on November 14, 2026, subject to the achievement of TSR and adjusted revenue performance goals over a three-year performance period.

(5) These stretch PSUs vest on December 31, 2026 and are subject to the achievement of AOI performance goals over a three-year performance period.

(6) These MSUs vest on May 14, 2027, subject to the achievement of TSR performance goals over a three-year performance period.

(7) These MSUs vest on November 14, 2027, subject to the achievement of TSR performance goals over a three-year performance period.

(8) These stretch PSUs vest on December 31, 2027, subject to the achievement of AOI performance goals over a three-year performance period.

(9) These MSUs vest on May 14, 2028, subject to the achievement of TSR performance goals over a three-year performance period.

(10) These MSUs vest on November 14, 2028, subject to the achievement of TSR performance goals over a three-year performance period.

(11) These RSUs vest in full 18 months from grant date.

(12) Danny Dunn forfeited all outstanding equity in connection with his departure from the Company on November 21, 2025.

54

2025 Option Exercises and Stock Vested

The following table shows certain information concerning the exercise of stock options and vesting of RSUs and MSUs during the year ended December 31, 2025 for each of our NEOs. Joe Mansueto did not exercise any stock options or receive any shares upon vesting of RSUs, MSUs, or stretch PSUs in 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

Kunal Kapoor	—	$—	17,432	$5,165,549

Michael Holt	—	$—	2,031	$ 600,367

Danny Dunn	—	$—	384	$ 84,978

Joe Mansueto	—	$—	—	$ —

Potential Payments Upon Termination or Change in Control

The following table estimates certain compensation that would become payable under existing plans and arrangements and the market value of the shares subject to unvested RSUs, MSUs, and stretch PSUs that would have vested upon certain terminations of employment or a change in control occurring on December 31, 2025, as described below:

	Termination due to Death or Disability(1)	Termination Without Cause (Non-Change in Control)(2)	Termination with Good Reason or without Cause in connection with a Change in Control(3)	Change in Control(4)

Kunal Kapoor

Cash Severance	—	$ 4,810,000	$6,012,500	—

Pro-Rata Bonus Payment	—	2,150,577	1,755,000	—

Welfare Benefit Value	—	53,744	65,863	—

RSUs	$3,037,342	$ 1,352,103	$3,037,342	$3,037,342

MSUs	$7,978,537	$ 7,978,537	$10,202,922	$10,202,922

PSUs	—	—		—

Michael Holt

Cash Severance	—	$ 900,000	$1,350,000	—

Pro-Rata Bonus Payment	—	501,300	450,000	—

Welfare Benefit Value	—	26,004	38,241	—

Morningstar, Inc. 2026 Proxy Statement 55

2026 Proxy Statement

	Termination due to Death or Disability(1)	Termination Without Cause (Non-Change in Control)(2)	Termination with Good Reason or without Cause in connection with a Change in Control(3)	Change in Control(4)

RSUs	$ 435,272	$ 194,927	$ 435,272	$435,272

MSUs	$1,184,557	$1,184,557	$1,450,327	$1,450,327

PSUs	—	—		—

Joe Mansueto

Cash Severance	—	—		—

Pro-Rata Bonus Payment	—	—		—

Welfare Benefit Value	—	—		—

Restricted Stock Units	—	—		—

Market Stock Units	—	—		—

Performance Stock Units	—	—		—

(1) Under the applicable award agreements, in the event of a termination due to death or disability (as defined in the applicable award agreements), unvested stretch PSUs will be forfeited, unvested RSUs will immediately vest, and unvested MSUs will vest based on target performance, prorated for the number of months completed in the performance period. The value of MSUs shown in the table above is based on target performance.

(2) Represents amounts payable under the Severance Policy and treatment of outstanding equity awards under the applicable award agreements, in each case, upon a termination without cause (as defined in the Severance Policy or applicable award agreement) prior to or more than 24 months following a change in control (as defined in the Severance Policy. Under the applicable award agreements, for awards granted before May 15, 2025, in the event of a termination by the Company without cause (as defined in the applicable award agreements), unvested RSUs are forfeited and unvested MSUs and unvested stretch PSUs will vest based on actual performance, prorated for the number of months completed in the performance period. Under the applicable award agreements, for awards granted on or after May 15, 2025, in the event of an involuntary termination by the Company without cause (as defined in the applicable award agreements), unvested RSUs, MSUs, and stretch PSUs will remain outstanding and eligible to vest as if such termination had not occurred, with the unvested MSUs and stretch PSUs vesting based on actual performance. The value of MSUs and stretch PSUs shown in the table above is based on an assumed performance level equal to target performance.

(3) Represents amounts payable under the Severance Policy and treatment of outstanding equity awards under the applicable award agreements, in each case, upon a termination without cause (as defined in the Severance Policy or applicable award agreement) or resignation with good reason (as defined in the Severance Policy), in each case, within 24 months following a change in control (as defined in the Severance Policy). Equity amounts in this column represent the market value of the shares subject to unvested RSUs, MSUs (assuming target performance), and unvested stretch PSUs (assuming target performance) that would have vested had the Board exercised its discretion to accelerate the vesting of such awards upon a change in control occurring on December 31, 2025.

(4) Amounts in this column represent the market value of the shares subject to unvested RSUs, MSUs (assuming target performance), and unvested stretch PSUs (assuming target performance) that would have vested had the Board exercised its discretion to accelerate the vesting of such awards upon a change in control occurring on December 31, 2025.

56

CEO Pay Ratio

We are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Kunal Kapoor, our CEO.

Ratio for 2025:

}	The annual total compensation of our median employee was $86,916.
}	Kunal’s annual total compensation, as reported in the Total column of the 2025 Summary Compensation Table, was $9,070,695.
}	Based on this information, the ratio of the annual total compensation of Kunal to the annual total compensation of our median employee is 104:1.

Identification of Median Employee

For purposes of identifying the median employee(s), we considered the base salary, allowances, and target incentive compensation of all employees, other than Kunal, in the Company’s global employee population as of December 31, 2024. As permitted by the SEC’s pay ratio rules, we used the same median employee to calculate our fiscal 2025 pay ratio that we used to calculate our fiscal 2024 pay ratio, as we believe that there have not been changes in our employee population or employee compensation arrangements that would result in a significant change to our pay ratio disclosure. As of December 31, 2024, we had 11,182 employees, which includes all permanent, full-time employees, part-time employees and interns as of such date.

In determining the annual total compensation of the median employee, we calculated such employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2025 Summary Compensation Table with respect to each of the NEOs.

Morningstar, Inc. 2026 Proxy Statement 57

2026 Proxy Statement

Pay Versus Performance

Pay Versus Performance
Year (1)	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (2)	Average Compensation Actually Paid to Non- PEO Named Executive Officers (4)	Value of Initial Fixed $100 Investment Based On: (5)		Net Income ($M)	Adjusted Revenue ($M) (7)
					Total Shareholder Return	Peer Group Total Shareholder Return (6)

2025	$9,070,695	$(9,275,591)	$1,336,937	$147,087	$ 97	$ 158	$374.2	$2,416.0

2024	8,635,625	14,463,577	3,650,119	3,009,973	149	162	369.9	2,278.6

2023	7,277,421	14,017,163	1,196,438	2,109,757	126	132	141.1	2,032.3

2022	6,308,977	(3,290,220)	1,627,767	94,284	94	99	70.5	1,883.1

2021	5,597,592	16,983,708	1,198,656	2,564,009	148	123	193.3	1,684.5
(1) Kunal Kapoor served as the Company’s principal executive officer (PEO) and each of Jason Dubinsky, Bevin De sm
ond, Danny Dunn, and Joe Mansueto were the Company’s other NEOs for 2021, 2022 and 2023. Kunal served as the Company’s PEO and each of Jason Dubinsky, Danny Dunn, and Joe Mansueto were the Company’s other NEOs for 2024. Kunal served as the Company’s PEO and each of Michael Holt, Danny Dunn, and Joe Mansueto were the Company’s other NEOs for 2025.
(2) Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of K unal
and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs for the applicable year other than the PEO for such years.
(3) Amounts reported in this column represent the compensation actually paid to Kunal as the PEO in the indicated fiscal years, based on his total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:

	Principal Executive Officer
	2025	2024	2023	2022	2021

Summary Compensation Table — Total Compensation (a)	$9,070,695	$8,635,625	$7,277,421	$6,308,977	$5,597,592

- Grant Date Fair Value of Stock Awards Granted in Fiscal Year (b)	6,447,250	6,197,274	5,199,571	4,499,252	3,594,637

+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year (c)	4,395,948	6,413,419	8,503,605	4,075,140	5,103,683

+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years (d)	(11,432,986)	4,882,210	4,435,258	(6,814,902)	8,792,335

+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year (e)	0	0	0	0	0

+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year (f)	(4,861,999)	729,596	(999,550)	(2,360,183)	1,084,735

- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year (g)	0	0	0	0	0

= Compensation Actually Paid (CAP)	(9,275,591)	14,463,577	14,017,163	(3,290,220)	16,983,708
(a) Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.

58

(b) Represents the aggregate grant date fair value of the stock awards granted to Kunal during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles (GAAP). Amounts reported in this row include the portion of the annual incentive that are delivered in RSUs of $195,507 for 2025, $379,220 for 2024, and $595,200 for 2021, and which were reflected in the non-equity
incentive compensation column of the Summary Compensation Table in the applicable year.
(c) Represents the aggregate fair value as of the indicated fiscal year-end
of Kunal’s outstanding and unvested stock awards granted during such fiscal year, calculated using the same methodology as used in the Company’s financial statements under GAAP.
(d) Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards held by Kunal as of the last day of the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under GAAP and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(e) Represents the aggregate fair value at vesting of the stock awards that were granted to Kunal and vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under GAAP.
(f) Represents the aggregate change in fair value, measured from the prior fiscal year-end
to the vesting date, of each stock award held by Kunal that was granted in a prior fiscal year and which vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under GAAP.
(g) Represents the aggregate fair value as of the last day of the prior fiscal year of Kunal’s stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under GAAP.
(4) Amounts reported in this column represent the compensation actually paid to the Company’s NEOs other than Kunal in the indicated fiscal year, based on the average total compensation for such NEOs reported in the Summary Compensation Table for the indicated fiscal year and adjusted as shown in the table below:

	Other Named Executive Officers Average (a)
	2025	2024	2023	2022	2021

Summary Compensation Table — Total Compensation (b)	$1,336,937	$3,650,119	$1,196,438	$1,627,767	$1,198,656

- Grant Date Fair Value of Stock Awards Granted in Fiscal Year (c)	554,924	2,692,519	699,784	1,001,271	491,571

+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year (d)	260,954	1,034,593	1,162,324	571,157	790,207

+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years (e)	(448,992)	728,039	571,673	(780,841)	930,966

+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year (f)	0	155,695	0	0	0

+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year (g)	(446,888)	134,046	(120,894)	(322,528)	135,751

- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year (h)	0	0	0	0	0

= Compensation Actually Paid ( CAP )	147,087	3,009,973	2,109,757	94,284	2,564,009
(a) Please see footnote 1 for the NEOs included in the average for each indicated fiscal year.
(b) Represents the average Total Compensation as reported in the Summary Compensation Table for the reported NEOs in the indicated fiscal year.
(c) Represents the average aggregate grant date fair value of the stock awards granted to the reported NEOs during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under GAAP. Amounts reported in this row include the portion of the annual incentive that are delivered in RSUs of $31,331 for 2025, $12,945 for 2022, and $16,740 for 2021, and which were reflected in the non-equity
incentive compensation column of the Summary Compensation Table.
(d) Represents the average aggregate fair value as of the indicated fiscal year-end
of the reported NEOs’ outstanding and unvested stock awards granted during such fiscal year, calculated using the same methodology as used in the Company’s financial statements under GAAP.
(e) Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards held by the reported NEOs as of the last day of the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under GAAP and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(f) Represents the average aggregate fair value at vesting of the stock awards that were granted to Mr. Dubinsky and vested during the indicated fiscal year in connection with his separation, calculated using the same methodology as used in the Company’s financial statements under GAAP.

Morningstar, Inc. 2026 Proxy Statement 59

2026 Proxy Statement

(g) Represents the average aggregate change in fair value, measured from the prior fiscal year-end
to the vesting date, of each stock award held by the reported NEOs that was granted in a prior fiscal year and which vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under GAAP.
(h) Represents the average aggregate fair value as of the last day of the prior fiscal year of the reported NEOs’ stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under GAAP.
(5) Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2020 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.
(6) The peer group TSR is based on the market capitalization weighted TSR performance of the 2025 compensation peer group, which has changed from the 2024 compensation peer group, as disclosed in the Compensation Discussion and Analysis. The table below compares the cumulative TSR of our 2025 and 2024 compensation peer groups. The 2025 peer group is comprised of AssetMark Financial Holdings, Inc., Broadridge Financial Solutions, Inc., Cboe Global Markets, Inc., Envestnet, Inc., FactSet Research Systems Inc., Fair Isaac Corporation, Federated Hermes, Inc., LPL Financial Holdings Inc., MarketAxess Holdings Inc., Moody’s Corporation, MSCI Inc., SEI Investments Company, SS&C Technologies Holdings, Inc., Tradeweb Markets Inc., and Verisk Analytics, Inc. The 2024 peer group was comprised of AssetMark Financial Holdings, Inc., Broadridge Financial Solutions, Inc., Cboe Global Markets, Inc., Envestnet, Inc., FactSet Research Systems Inc., Fair Isaac Corporation, Federated Hermes, Inc., Focus Financial Partners Inc., MarketAxess Holdings Inc., Moody’s Corporation, MSCI Inc., SEI Investments Company, SS&C Technologies Holdings, Inc., and Verisk Analytics, Inc.

Year	2025 Peer Group Total Shareholder Return	2024 Peer Group Total Shareholder Return

2025	$ 158	$ 150

2024	162	153

2023	132	128

2022	99	95

2021	123	120
(7) The Company determined that Adjusted Revenue is the most important financial performance measure used to link CAP to Company performance given it impacts 50% of the final funding factor under the annual incentive program and also contributes to our performance with respect to Adjusted Operating Income, which represents the remaining final funding factor under the annual incentive program and the performance measure used for the 2025 stretch PSUs. In addition, the NEOs hold outstanding PSUs with vesting tied to our Adjusted Revenue performance. As disclosed in the Compensation Discussion and Analysis, Adjusted Revenue is a non-GAAP financial measure and is adjusted to exclude the impact of certain items, such as foreign currency fluctuations.

60

Relationship Between Pay and Performance
We believe the CAP in each of the years reported above and over the five-year cumulative period reflects the Compensation Committee’s emphasis on pay-for-performance
as the CAP fluctuated year-over-year, primarily due to our stock performance and our varying levels of achievement against pre-established
performance goals under our Corporate Incentive Plan and MSU awards.

Compensation Actually Paid vs. Total Shareholder Return

$20,000 USD
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
$180 USD
$140
$120
$100
$80
$60
$40
$0
16,984
148
123
2,564
99
94
-3,290
94
14,017
132
126
2,110
162
14,464
149
3,010
158
97
-9,276
147
2021
2022
2023
2024
2025
CAP PEO ($000s)
CAP Avg NEO ($000s)
Peer Group TSR
Morningstar TSR

Compensation Actually Paid vs. Net Income

$20,000 USD
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
$400 USD
$350
$300
$250
$200
$150
$100
$50
$0
16,984
2,564
193.3
-3,290
94
70.5
14,017
2,110
141.1
14,464
3,010
369.9
-9,276
147
374.2
2021
2022
2023
2024
2025
CAP PEO ($000s)
CAP Avg NEO ($000s)
Net Income ($M)

Morningstar, Inc. 2026 Proxy Statement 61

2026 Proxy Statement

Compensation Actually Paid vs. Adjusted Revenue

$20,000
USD
$0
-$10,000
$3,000
USD
$2,000
$1,000
$0
16,984
2,564
1,684.5
-3,290
94
1,883.1
14,017
2,110
2,032.3
14,464
3,010
2,278.6
-9,276
147
2,416.0
2021
2022
2023
2024
2025
CAP PEO ($000s)
CAP Avg NEO ($000s)
Adjusted Revenue ($M)

The following is a list of financial performance measures, which in the Company’s assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2025. Please see the Compensation Discussion and Analysis for further information regarding how each of these measures is calculated and how they are used in the Company’s executive compensation program. Our 2025 executive compensation program utilized the financial metrics noted below and, in determining the individual performance adjustment for the Corporate Incentive Plan, supplemented those metrics with individual performance achievements, as further described in the Compensation Discussion and Analysis.
}	Adjusted Revenue
}	AOI
}	TSR

62

Equity Compensation Plan Information

The following table includes certain information as of December 31, 2025 regarding our equity incentive plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Covered by Outstanding Options, Warrants, and Rights)

Equity incentive plans approved by shareholders	807,906	(1)	$—	(2)	1,722,742

Equity incentive plans not approved by shareholders	—		—		—

Total	807,906		—		1,722,742

(1) Includes 259,999 RSUs, 383,591 MSUs and revenue kicker shares if earned at maximum, and 164,316 stretch PSUs if earned at maximum that were outstanding as of December 31, 2025.

(2) RSUs, MSUs, and stretch PSUs do not have an exercise price. Morningstar does not have any outstanding options as of December 31, 2025.

Morningstar, Inc. 2026 Proxy Statement 63

2026 Proxy Statement

PROPOSAL 2:

Advisory Vote to Approve Executive Compensation

The Board recommends a vote for the approval of the resolution relating to the executive compensation of our named executive officers as disclosed in this proxy statement.

As required by Section 14A of the Exchange Act, we are asking our shareholders to vote, on an advisory basis, with respect to compensation awarded to our NEOs as described in this proxy statement. This proposal, commonly known as a “say on pay” vote, gives shareholders the opportunity to express their views on our 2025 executive compensation program and the compensation paid to our NEOs on an advisory or non-binding basis. Our most recent say on pay vote was held at our 2025 annual shareholders’ meeting. At our 2025 annual shareholders’ meeting, shareholders voted (on a non-binding basis) on our executive compensation as disclosed in the proxy statement for that meeting.

As described in the Compensation Discussion and Analysis, our compensation philosophy is designed to provide our executives with competitive base salaries and meaningful equity-based and incentive opportunities. Our program is designed to attract and retain talent, reward performance that advances Company objectives, and align executive interests with long-term value creation. The Compensation Committee and the Board believe the 2025 executive compensation program and resulting NEO compensation effectively achieve these goals.

This proposal allows our shareholders to express their views on the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement. For the reasons discussed above, we are asking our shareholders to indicate their support for the compensation of our NEOs by voting FOR the following resolution at the annual shareholders’ meeting:

“Resolved, that the Company’s shareholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosures.”

Because the say on pay vote is an advisory vote only, it will not be binding on the Company or our Board. However, the Board and the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our NEOs.

In accordance with the advisory vote cast by shareholders at the annual shareholder meeting held in 2023, the board of directors determined that the Company will hold this advisory vote to approve the compensation paid to the NEOs every year until the next required frequency vote is held. Accordingly, it is expected that the next say-on-pay vote following the annual shareholders’ meeting will occur at the 2027 annual shareholders’ meeting.

64

PROPOSAL 3:

Ratification of the Appointment of Independent Registered Public Accounting Firm

The Board and the Audit Committee recommend that you vote for the ratification of the appointment of KPMG as our independent registered public accounting firm for 2026.

The Audit Committee has reappointed KPMG LLP as Morningstar’s independent registered public accounting firm for the fiscal year ending December 31, 2026. KPMG has served as our independent registered public accounting firm since 2011. The Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance, and independence each year. As a result of the committee’s evaluation carried out in early 2026, the Audit Committee decided to continue to engage KPMG.

Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, as a matter of good corporate governance we are submitting the appointment of KPMG as our independent registered public accounting firm to shareholders for ratification. If shareholders do not ratify this appointment at the annual shareholders’ meeting, the Audit Committee will undertake further review.

We expect that representatives of KPMG will attend the annual shareholders’ meeting. The KPMG representatives will be available to respond to appropriate questions from shareholders.

Morningstar, Inc. 2026 Proxy Statement 65

2026 Proxy Statement

Audit Committee Report

The Audit Committee’s role is to assist the Board in its general oversight of Morningstar’s financial reporting, audit functions, and internal control over financial reporting. The Audit Committee operates under a written charter adopted by the Board that is reviewed annually, and the attributes of its members and responsibilities reflected in its charter are intended to be in accordance with applicable requirements for public company audit committees. Management is responsible for preparing, presenting, and maintaining the integrity of Morningstar’s financial statements; establishing and maintaining accounting and financial reporting principles and internal controls; and following procedures designed to promote compliance with accounting standards, applicable laws, and regulations.

Morningstar has a full-time internal audit function, known as Global Audit and Assurance (GAA), and GAA leadership reports to the Audit Committee. GAA is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Morningstar’s system of internal controls relating to the reliability and integrity of Morningstar’s financial information and the safeguarding of Morningstar’s assets. Morningstar’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

At least annually, the Audit Committee reviews the Company’s independent registered public accounting firm to decide whether to retain such firm on behalf of the Company. For additional information on the Audit Committee’s latest review of KPMG, see Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm.

Among other matters, the Audit Committee monitors the activities and performance of Morningstar’s internal audit function and independent auditors, including the audit scope, external audit fees, auditor independence, and the extent to which the independent audit firm may be retained to perform non-audit services or whether such services should be obtained from other independent audit firms. KPMG provided the Audit Committee with the written communications required by the PCAOB related to its independence in the role of independent registered public accounting firm for Morningstar. The Audit Committee also discussed KPMG’s independence with KPMG and management.

The Audit Committee members are not professional accountants or auditors, and they do not duplicate or certify the activities of management or the independent audit firm, nor can the Audit Committee certify that the independent audit firm is indeed independent under applicable rules.

The Audit Committee provides advice, counsel, and direction to management and the auditors based on the information it receives, its discussions with both parties, and the outcomes of discussions between management and the auditors.

The Audit Committee has an agenda for the year that includes reviewing Morningstar’s financial statements, internal control over financial reporting, and other audit matters. The Audit Committee meets each quarter with the independent audit firm and management to review Morningstar’s interim financial results before the publication of Morningstar’s quarterly filings with the SEC. Management and the independent audit firm review and discuss with the Audit Committee various topics and events that may have significant financial impact on Morningstar.

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In accordance with Audit Committee policy and the requirements of law, the Audit Committee preapproves all services to be provided by the independent audit firm, including audit services, audit-related services, tax services, and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. The Audit Committee has authorized its Chair to preapprove additional services. If the Chair preapproves a service, she reviews the matter with the full Audit Committee at its next regularly scheduled meeting. The services described in “Principal Accounting Firm Fees” section of this Proxy Statement, were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act.

The Audit Committee reviewed and discussed Morningstar’s consolidated financial statements for the fiscal year ended December 31, 2025, management’s assessment of the effectiveness of Morningstar’s internal control over financial reporting, and KPMG’s evaluation of Morningstar’s internal control over financial reporting, with management and representatives of KPMG. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. KPMG represented that its presentations included the matters that the Audit Committee and the independent registered public accounting firm are required to discuss pursuant to the applicable requirements of the PCAOB and the SEC. This review included a discussion with management of the quality, not merely the acceptability, of Morningstar’s accounting principles; the reasonableness of significant estimates and judgments; and the clarity of disclosure in Morningstar’s financial statements, including the disclosures related to critical accounting estimates. Based on these views and other discussions, and KPMG’s reports, the Audit Committee recommended to the Board to include the audited financial statements in Morningstar’s Annual Report on Form 10-K for the year ended December 31, 2025.

Audit Committee

Cheryl Francis, Chair

Anne Bramman

Robin Diamonte

Gail Landis

Doniel Sutton

Caroline Tsay

Morningstar, Inc. 2026 Proxy Statement 67

2026 Proxy Statement

Principal Accounting Firm Fees

The following table shows the fees that we paid or accrued for audit and other services provided to us by KPMG, our principal accounting firm, in 2025 and 2024.

	2025	2024

Audit Fees	$4,501,800	$4,431,900

Audit-Related Fees	367,705	326,331

Tax Fees	479,261	238,868

All Other Fees	7,434	72,056

Total	$5,356,201	$5,069,155

Audit Fees

This category includes fees for the audit of our annual financial statements and the audit of our internal control over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q, and other services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required in jurisdictions outside the US.

Audit-Related Fees

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. In 2025 and 2024 the audit-related fees related to assurance and related services for custodian audits.

Tax Fees

This category includes fees for international tax consultation services in 2024 and 2025.

All Other Fees

This category includes fees for services other than the services reported in audit, audit-related, and tax fees.

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Certain Relationships and Related Party Transactions

The Company’s related party transaction policy and procedures requires that the Audit Committee review all related party transactions including any transaction required to be disclosed under Item 404 of Regulation S-K. Pursuant to SEC rules, a “related person” generally includes directors, director nominees, executive officers, greater than 5% shareholders, immediate family members of any of the foregoing and entities that are affiliated with any of the foregoing. A “related party transaction” is any transaction, since the beginning of Morningstar’s last fiscal year, in which Morningstar was a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Under the policy, the Audit Committee is provided with the significant details of each related party transaction, including the material terms of the transaction and the benefits to Morningstar and to the relevant related person, as well as any other information it believes to be relevant to review and approve or disapprove the transaction. In determining whether to approve a related party transaction, the Audit Committee will consider all the relevant facts and circumstances, including the following:

}	the terms of the transaction and the related person’s interest in the transaction;
}	the benefits to the Company of the transaction;
}	the availability of other sources of comparable products or services;
}	the terms available to unrelated third parties generally;
}	whether the transaction can be effectively managed by the Company; and
}	if applicable, the potential effect on a director’s independence of entering into the transaction.

The Audit Committee may approve related party transactions that it determines in good faith are not inconsistent with the best interests of the Company and its shareholders. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval of the transaction. Since January 1, 2025, Morningstar has not participated in any related party transaction within the meaning of Item 404 of Regulation S-K.

Morningstar, Inc. 2026 Proxy Statement 69

2026 Proxy Statement

Shareholder Proposals or Nominations

Any proposal that a shareholder wishes to include in our proxy statement for presentation at our 2027 annual shareholders’ meeting must be received by us no later than November 27, 2026. The shareholder must also comply with the requirements of Exchange Act Rule 14a-8. Any director nominee that a shareholder wishes to include in our proxy statement for nomination at our 2027 annual shareholders’ meeting must be received by us no earlier than December 8, 2026 and no later than January 7, 2027. The shareholder and nominee must also comply with the requirements of our by-laws which can be found in the Investor Relations area of our corporate website at shareholders.morningstar.com/investor-relations in the Governance section. In addition to satisfying the requirements under our by-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Morningstar’s nominees must provide notice that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act no later than March 8, 2027. The proposal, nomination, or notice must be submitted, along with proof of ownership of our stock and other information required under our by-laws or applicable law or regulation, to our principal executive offices, in care of our corporate secretary at Morningstar, Inc., 22 W. Washington St., Chicago, Illinois 60602. We suggest that the proposal, nomination, or notice be submitted by certified mail—return receipt requested. We strongly encourage any shareholder interested in submitting a proposal or nomination to contact our corporate secretary in advance of the deadline to discuss the matter. Shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws and our by-laws. Submitting a shareholder proposal or director nomination does not guarantee that we will include it in our proxy statement.

Shareholders who intend to present a proposal or nominate a director at our 2027 annual shareholders’ meeting without seeking to include the proposal in our proxy statement must provide us notice of the proposal or nomination no earlier than January 7, 2027, and no later than February 6, 2027. The notice must be made by a registered shareholder, on his or her behalf, or on behalf of the beneficial owner of shares and must include certain information specified in our by-laws and information as to the shareholder’s ownership of our stock. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements. The proposal or nomination must be submitted to our principal executive offices, in care of our corporate secretary at Morningstar, Inc., 22 W. Washington St., Chicago, Illinois 60602. We suggest that the proposal or nomination be submitted by certified mail, return receipt requested.

The NCGC will review all shareholder proposals and nominations and will make recommendations to the Board for action on any such proposals or nominations. For information on recommending individuals for consideration as nominees through our NCGC, see Proposal 1: Election of Directors — Succession Planning and Director Recruitment Process.

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Communicating With Us and Obtaining Additional Information and Materials

Communicating with Us

We encourage all interested parties—including securities analysts, potential shareholders, and others—to submit questions to us in writing. If you have a question about our business, please contact us by sending an e-mail message to investors@morningstar.com or sending a letter to Morningstar, Inc., Attention: Investor Relations, 22 W. Washington St., Chicago, Illinois 60602. Periodically, we make written responses to selected inquiries we receive available to all investors at the same time by posting them on our website, shareholders.morningstar.com/investor-relations, and on Form 8-K reports furnished to the SEC.

Please visit shareholders.morningstar.com/investor-relations to obtain press releases, earnings releases, and financial information, as well as corporate governance information and links to our SEC filings. If you would like to receive information such as our latest annual report, please send your request to investors@morningstar.com.

Shareholders may communicate with the Board by writing to our corporate secretary at Morningstar, Inc., 22 W. Washington St., Chicago, Illinois 60602 or by sending an email to board@morningstar.com. The corporate secretary may, at her discretion, not forward certain items if she deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In other cases, the corporate secretary may forward some of the correspondence elsewhere in the Company for review and possible response.

Obtaining Our Financial Statements

Our financial statements for the year ended December 31, 2025 are included in our 2025 Annual Report on Form 10-K for the year ended December 31, 2025, which we made available to our shareholders at the same time as this proxy statement. Additional copies of our 2025 Annual Report and this proxy statement can be obtained by contacting our Investor Relations department at investors@morningstar.com. Our 2025 Annual Report and this proxy statement are available in the Investor Relations area of our corporate website at shareholders.morningstar.com/investor-relations in the Key Financials section.

Householding of Proxies

We may deliver just one proxy statement to two or more shareholders who share an address unless we have received contrary instructions from one or more of the shareholders. Each shareholder will receive a separate proxy card. This practice, which is commonly referred to as “householding” is permitted by Rule 14a-3(e)(1) of the Exchange Act. This practice helps reduce printing and postage costs and reduces the environmental impact of the annual shareholder’s meeting.

Upon request of any shareholder at a shared address subject to householding, we will promptly deliver a separate copy. Such requests should be directed in writing to Morningstar, Inc., Attention: Investor Relations, 22 W. Washington St., Chicago, Illinois 60602.

If at any time, (1) you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy statement in the future or (2) you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of the proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending an e-mail message to investors@morningstar.com or sending a letter to Morningstar, Inc., Attention: Investor Relations, 22 W. Washington St., Chicago, Illinois 60602.

Morningstar, Inc. 2026 Proxy Statement 71

2026 Proxy Statement

Questions and Answers About the Annual Shareholders’ Meeting and the Proxy Materials

Who is soliciting my proxy?

The Board, on the Company’s behalf, is soliciting your proxy to vote at the annual shareholders’ meeting.

How will you conduct the annual shareholders’ meeting?

We will hold the annual shareholders’ meeting at 9 a.m. Central time on Thursday, May 7, 2026. We will hold the meeting as a hybrid meeting. There are three different ways to participate.

1)

Shareholders may attend in person at our corporate headquarters at 22 W. Washington St., Chicago, Illinois 60602. When you arrive in the lobby, check in at the security desk and take the elevator directly to the seventh floor to reach our auditorium. You will need to present a valid government-issued photo ID when you check in at the security desk. We will have signs posted that direct you to the appropriate location. We will not permit cameras or other recording devices in the auditorium.

2)

Shareholders may vote their shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/MORN2026. Through this platform you will also be able to view and listen to a live webcast of the meeting and submit written questions during the meeting. To be admitted to the annual shareholders’ meeting through this platform you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or voting instruction form, or in the email sending you the proxy statement. If you are a beneficial shareholder, you may contact the bank, broker, or other institution where you hold your account if you have questions about obtaining your control number.

3)

Additionally, our annual shareholders’ meeting is available to any interested participants by registering in advance at shareholders.morningstar.com/investor-relations in the Events section of the Investor Relations area of our corporate website. By registering in advance, you will be able to view and listen to a live webcast of the meeting and submit written questions during the question and answer session, but you will not be able to vote your shares during the meeting through this platform.

Why are you holding a hybrid meeting?

We have implemented a hybrid meeting format that will include an in-person meeting that will simultaneously be transmitted via a virtual platform. We believe this offers shareholders and other interested participants the most flexibility to choose how they participate in the meeting. Our goal for the annual shareholders’ meeting is to provide virtual participants substantially the same access and exchange with the Board and management as those who attend the in-person meeting. We believe that we are observing best practices for virtual access to shareholder meetings, including by providing a support line for technical assistance and addressing as many shareholder questions as time allows.

How do I ask questions during the meeting?

The question and answer session will include questions submitted in advance of, and questions submitted during, the annual shareholders’ meeting. You may submit a question in advance of the meeting by emailing investors@morningstar.com or at www.proxyvote.com after logging in with your Control Number. Questions may be submitted on the day of the annual shareholders’ meeting in three ways: (i) by raising your hand for those attending in person during the question and answer session, (ii) in writing through www.virtualshareholdermeeting.com/MORN2026 or (iii) via questions submitted via the live webcast for those who register in advance at shareholders.morningstar.com/investor-relations in the Events section of the Investor Relations area of our corporate website.

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What technical support is available during the meeting?

We recommend accessing the annual shareholders’ meeting before it begins. For shareholders accessing the meeting through www.virtualshareholdermeeting.com/MORN2026, online check-in will start approximately 30 minutes before the meeting on May 7, 2026. If you have difficulty accessing the meeting, please call +1 844-986-0822 (toll free) or +1 303-562-9302 (international). We will have technicians available to assist you.

For other participants accessing the meeting through advance registration at shareholders.morningstar.com/investor-relations, please refer to your registration confirmation e-mail that will have instructions related to technical support.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

We provide access to our proxy materials over the Internet. On March 27, 2026 we mailed a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners. The Notice of Internet Availability of Proxy Materials explains how to access the proxy materials on the Internet and how to vote your proxy. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting printed materials included in the Notice of Internet Availability of Proxy Materials.

What will shareholders vote on at the annual shareholders’ meeting?

Shareholders will elect directors to serve until our next annual shareholders’ meeting and will also be asked to approve our executive compensation and ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2026. We do not expect any other matters to be presented at the meeting. If other matters (including matters incident to the conduct of the meeting) are properly presented for voting, the persons named as proxies will vote in accordance with their best judgment on those matters.

Who is entitled to vote at the annual shareholders’ meeting?

Shareholders of record as of the close of business on March 9, 2026, are entitled to vote at the meeting. On that date, there were 38,517,417 outstanding shares of common stock.

What is a shareholder of record?

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the shareholder of record for those shares. As the shareholder of record, you have the right to vote your shares.

If your shares are held in a stock brokerage account or by a bank, or other holder of record, you are considered the beneficial owner of shares held in street name. Your broker, bank, or other holder of record is the shareholder of record for those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares.

How many votes are required to elect directors and adopt proposals?

The election of each director, approval of our executive compensation, and ratification of the appointment of KPMG as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote. A majority of the shares entitled to vote on a matter, whether present in person or by proxy, will constitute a quorum at the meeting.

Morningstar, Inc. 2026 Proxy Statement 73

2026 Proxy Statement

How many votes am I entitled to per share?

Each share of our stock that you own as of the record date represents one vote. If you do not vote your shares, you will not have a say on the important issues to be voted upon at the meeting.

How do I vote?

If you are a shareholder of record, you may vote over the internet, by telephone, or by mail prior to the annual shareholders’ meeting by following the instructions provided in the Notice of Internet Availability of Proxy Materials. You may vote during the annual shareholders’ meeting by attending in person and requesting a ballot or by visiting www.virtualshareholdermeeting.com/MORN2026. To be admitted to the annual shareholders’ meeting you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or voting instruction form, or in the email sending you the proxy statement. If you received a printed copy of the proxy materials, you may also complete, sign, and date your proxy card and return it in the prepaid envelope that was included with the printed materials, or vote using the telephone number indicated on the proxy card.

If you are a beneficial owner of shares, you may vote over the internet, by telephone, or by mail prior to the annual shareholders’ meeting by following the instructions provided in the Notice of Internet Availability of Proxy Materials you received from the holder of record of your shares. You may vote in person at the meeting by obtaining a proxy from your broker, bank, or other holder of record and presenting it to the inspector of election with your ballot. You may also vote during the annual shareholders’ meeting by visiting www.virtualshareholdermeeting.com/MORN2026. To be admitted to the annual shareholders’ meeting you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or voting instruction form you received from the holder of record of your shares. If you are a beneficial shareholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your Control Number. If you received a printed copy of the proxy materials, you should have received a proxy card and voting instructions from the holder of record of your shares.

If you are a shareholder of record and submit a signed proxy card but do not fill out the voting instructions, the persons named as proxy holders will vote the shares represented by your proxy as follows:

}	FOR the election of each of the director nominees listed in this proxy statement.
}	FOR the approval of our executive compensation.
}	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2026.

If other matters (including matters incident to the conduct of the meeting) are properly presented for voting, the persons named as proxies will vote in accordance with their best judgment on those matters.

What happens if I abstain from voting on a matter or my broker withholds my vote?

For the election of directors, approval of our executive compensation and ratification of the appointment of KPMG as our independent registered public accounting firm abstentions are treated as shares that are represented and entitled to vote, so abstaining has the same effect as a negative vote. Shares held by brokers that do not have discretionary authority to vote on a particular proposal on a non-routine matter and that have not received voting instructions from their customers are not counted as being represented or entitled to vote on the proposal, which has the effect of reducing the number of affirmative votes needed to approve the proposal.

Should I submit a proxy even if I plan to attend the annual shareholders’ meeting?

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting. If you attend the meeting and are a shareholder of record, you may also submit your vote, and any previous votes that you submitted on those matters will be superseded by the vote that you cast during the meeting.

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Can I revoke my proxy?

You may revoke your proxy at any time before the completion of voting at the meeting by voting during the meeting by visiting www.virtualshareholdermeeting.com/MORN2026 or by delivering written instructions before the meeting to our corporate secretary at Morningstar, Inc., 22 W. Washington St., Chicago, Illinois 60602. If you are a beneficial owner, you must contact your broker, bank, or other holder of record to revoke any prior voting instructions.

Who will bear the cost of soliciting votes for the annual shareholders’ meeting?

We will bear the expense of soliciting proxies. Our directors, officers, and other employees may also solicit proxies personally or in writing, by telephone, email, or otherwise. We do not compensate them for soliciting proxies. We are required to request that brokers and nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we must reimburse those brokers and nominees for the reasonable expenses of doing so in accordance with applicable law.

Will a recording of the annual shareholders’ meeting be available?

You can view a video recording in the Investor Relations area of our corporate website at shareholders.morningstar.com/investor-relations in the Events section, which will be available for approximately one year after the meeting.

Morningstar, Inc. 2026 Proxy Statement 75

Appendix - Reconciliations

Adjusted Revenue as reported in the Proxy Statement is consolidated revenue excluding effect of foreign currency translations ; unbudgeted acquisitions and divestitures and associated costs; and certain one-time costs.

Adjusted Operating Income as reported in the Proxy Statement is consolidated operating income excluding (1) intangible amortization expense, (2) impact of merger, acquisition, and divestiture-related expense (M&A-related expense), (3) other non-recurring items, (4) bonus expense, (5) reorganization expense, (6) unbudgeted acquisitions and divestitures and associated costs, (7) effect of foreign currency translations, and (8) certain one-time costs.

Reconciliation from Operating Income to Adjusted Operating Income

(in millions)	2025	2024

Operating Income	$526.6	$484.8

Intangible amortization expense	59.8	64.5

M&A-related expenses	21.4	8.5

Other non-recurring items	(24.9)	(64.0)

Adjusted Operating Income reported on the Annual Report 10-K	$582.9	$493.8

Bonus expense	179.3	N/A

Reorganization expense	27.1	N/A

Unbudgeted acquisitions and divestitures and associated costs	(11.8)	N/A

Effect of foreign currency translations	(3.6)	N/A

Certain one-time costs	4.7	N/A

Adjusted Operating Income as reported in Proxy Statement	$778.6	N/A

Reconciliation from Reported Revenue to Adjusted Revenue

(in millions)	2025	2024

Revenue reported on the Annual Report 10-K	$2,445.5	N/A

Effect of foreign currency translations	(4.4)	N/A

Unbudgeted acquisitions and divestitures and associated costs	(9.3)	N/A

Certain one-time costs	(1.1)	N/A

Adjusted Revenue as reported in Proxy Statement	$2430.6	N/A

Morningstar, Inc. 2026 Proxy Statement A-1

heading 1;SCAN TO VIEW MATERIALS & VOTEw MORNINGSTAR, INC.22 WEST WASHINGTON STREETCHICAGO, IL 60602 MORNINGSTAR, INC. The Board of Directors recommends you vote FOR each of the nominees: 1.To elect ten directors nominated by the Company’sBoard of Directors to hold office until the next annual shareholders’ meeting and until their respectivesuccessors have been elected and qualified. Nominees: 1a.Joe Mansueto1b.Kunal Kapoor1c.Anne Bramman1d.Robin Diamonte1e.Cheryl Francis1f.Steve Joynt1g.Steve Kaplan1h.Bill Lyons1i.Doniel Sutton1j.Caroline Tsay For !!!!!!!!!! Against !!!!!!!!!! Abstain !!!!!!!!!! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information.Vote by 11:59 P.M. ET on May 6, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MORN2026 You may attend the meeting via the Internet or in person and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 6, 2026. Have your proxy card in hand when you call and then follow the instructions provided during the meeting. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. V85195-P41038 The Board of Directors recommends you vote FORForAgainstproposals 2 and 3. 2.Advisory vote to approve executive compensation of the !!Company’s named executive officers. 3.Ratification of the appointment of KPMG LLP as!!Morningstar’s independent registered public accounting firm for 2026. NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof. Abstain !! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com V85196-P41038 MORNINGSTAR, INC. Annual Meeting of Shareholders May 7, 2026 9:00 AM CDT 22 W. Washington St., Chicago, Illinois 60602. Attend virtually via live webcast at www.virtualshareholdermeeting.com/MORN2026. This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 7, 2026. This proxy, when properly executed, will be voted in the manner you specify on the reverse side. If no choice is specified, the proxy will be voted FOR each of the nominees listed in Item 1, FOR Items 2 and 3 and in the discretion of the proxyholders on any other matter that properly comes before the meeting. By signing the proxy, you revoke all prior proxies and appoint Sarah Bush and Robyn Koyner, or either of them, with full power of substitution and authority to vote these shares on the matters shown on the reverse side and any other matters as may properly come before the Annual Meeting and all postponements or adjournments thereof. Continued and to be signed on reverse side